UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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☒	Definitive Proxy Statement
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Intrepid Potash, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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707 17th Street, Suite 4200
Denver, Colorado 80202

April 5, 2022
Dear Stockholder:
We cordially invite you to attend the 2022 Annual Meeting of Stockholders of Intrepid Potash, Inc (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 19, 2022, at 10:00 a.m., Mountain Time. The Annual Meeting will be held entirely online live via audio webcast. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/IPI2022, where you will be able to listen to the Annual Meeting live, submit questions, and vote.
You will find important information about the matters to be voted on at the Annual Meeting in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We are sending most of our stockholders a one-page Notice of Internet Availability of Proxy Materials (the “Notice”) instead of sending them a full set of printed materials. The Notice tells you how to access and review on the internet the important information contained in the proxy materials. The Notice also tells you how to vote on the internet prior to the Annual Meeting or by phone and how to request to receive a printed copy of our proxy materials.
Your vote is important. We hope you will attend the Annual Meeting online. We encourage you to review the proxy materials and vote as soon as possible. You may vote on the internet or by phone as described in the attached proxy materials. You also may vote by mail if you timely request to receive printed copies of these proxy materials in the mail. You will also be able to vote your shares electronically during the Annual Meeting. Details about how to attend the Annual Meeting online and how to submit questions and cast your votes are posted at www.virtualshareholdermeeting.com/IPI2022 and can be found in this proxy statement in the section entitled “Questions and Answers about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?”.
Very truly yours,

Robert P. Jornayvaz III
Executive Chairman of the Board and Chief Executive Officer

707 17th Street, Suite 4200
Denver, Colorado 80202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Annual Meeting Date	Thursday, May 19, 2022
Time	10:00 a.m., Mountain Time
Place	www.virtualshareholdermeeting.com/IPI2022
Items of Business	(1)	To elect two Class II directors nominated by our Board of Directors to serve three-year terms expiring at our 2025 Annual Meeting of Stockholders;
	(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2022;
	(3)	To approve, on an advisory basis, the compensation of our named executive officers;
	(4)	To approve our Amended and Restated Equity Incentive Plan; and
	(5)	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement of the Annual Meeting
Record Date	Only holders of record of our common stock on March 22, 2022, are entitled to receive notice of, and to vote at, the Annual Meeting and any postponement or adjournment of the Annual Meeting.
Voting
Your vote is important. We encourage you to read the accompanying proxy materials and submit your vote as soon as possible. You can find information about how to cast your vote in the question-and-answer section of the accompanying proxy statement.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. Stockholders will have the ability to access the proxy materials at www.proxyvote.com or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe these rules allow us to provide our stockholders with the information they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2022:
This notice, our proxy statement, and our 2021 annual report are available at www.proxyvote.com.
By Order of the Board of Directors of Intrepid Potash, Inc.,

Matt Preston
Chief Financial Officer
Denver, Colorado
April 5, 2022

Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, Colorado 80202
(303) 296-3006
Proxy Statement
Questions and Answers about the Annual Meeting and Voting
Why did I receive these proxy materials?
We are providing these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board”) of Intrepid Potash, Inc., a Delaware corporation, of proxies to be voted at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”).
The Annual Meeting will be held on Thursday, May 19, 2022, at 10:00 a.m., Mountain Time, online at www.virtualshareholdermeeting.com/IPI2022. The Annual Meeting will be a completely virtual meeting conducted via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/IPI2022 and entering your 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the close of business on the Record Date (as defined below). Only stockholders with a valid 16-digit control number, will be able to attend the Annual Meeting and vote, ask questions and access the list of stockholders as of the close of business on the Record Date (as defined below).
We expect to begin furnishing these proxy materials to stockholders on or about April 5, 2022.
When we use the term “Intrepid,” “us,” “we,” or “our,” we mean Intrepid Potash, Inc. and its consolidated subsidiaries, unless the context otherwise requires.
What matters will be voted on at the Annual Meeting?
We will ask stockholders to vote on the following matters at the Annual Meeting:
(1)	To elect two Class II directors nominated by our Board to serve three-year terms expiring at our 2025 Annual Meeting of Stockholders (Proposal 1);
(2)	To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2022 (Proposal 2);
(3)	To approve, on an advisory basis, the compensation of our named executive officers (Proposal 3);
(4)	To approve our Amended and Restated Equity Incentive Plan (Proposal 4); and
(5)	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement of the Annual Meeting.
Who can vote?
Stockholders of record at the close of business on the record date of March 22, 2022 (the “Record Date”), are entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, we had 13,618,378 shares of common stock issued and outstanding. Each share is entitled to one vote on each item voted on at the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination 10 days prior to the Annual Meeting at our principal executive office. In addition, the list of stockholders will also be available during the Annual Meeting through the Annual Meeting website for those stockholders who choose to attend.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, bank or other nominee to obtain your 16-digit control number or otherwise vote through the broker, bank or other nominee. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the close of business on the Record Date. Only stockholders with a valid 16-digit control number, will be able to attend the Annual Meeting and vote, ask questions and access the list of stockholders as of the close of business on the Record Date. The Annual Meeting webcast will begin promptly at 10:00 a.m. Mountain Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:45 a.m. Mountain Time, and you should allow ample time for the check-in procedures.
What is the difference between a stockholder of record and a beneficial holder?
Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are the stockholder of record for those shares and are receiving proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote online at the Annual Meeting.
Beneficial Holder
If your shares are held in a stock brokerage account or by a bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial holder of those shares. Your broker, bank or other nominee is the stockholder of record and has forwarded proxy materials to you as beneficial holder. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you have the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials giving you the right to vote the shares.
How do I vote?
Stockholder of Record
If you are a stockholder of record, you can vote over the phone or on the internet prior to the Annual Meeting by following the instructions you received from us in the mail or by email. If you requested to receive a full set of proxy materials in the mail, you also can vote by mail using the proxy card included with the materials. Finally, you can vote online at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/IPI2022.
Beneficial Holder
If you are a beneficial holder, you can vote over the phone or on the internet prior to the Annual Meeting by following the instructions you received from your broker, bank or other nominee in the mail or by email. If you requested to receive a full set of proxy materials in the mail, you also can vote by mail using the voting instruction card included with the materials. If you have not received this information from your broker, bank, or other nominee, please contact them as soon as possible. You can vote online at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/IPI2022. If you are a beneficial owner who does not have a 16-digit control number, you may gain access to the Annual Meeting by logging into your brokerage firm’s website and selecting the shareholder communications mailbox to link through to the Annual Meeting.

If you do not give your broker, bank or other nominee instructions as to how to vote, under the rules of the New York Stock Exchange (“NYSE”), your broker, bank or other nominee may not vote your shares on any of the proposals without your instructions, other than the ratification of the appointment of our independent registered public accounting firm. Please be sure to return your voting instructions to your broker, bank or other nominee so that your vote is counted. The voting deadlines and availability of telephone and internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.
Multiple Holdings
If you hold shares both as a stockholder of record and as a beneficial holder, you must vote separately for each set of shares.
How can I attend and vote at the Annual Meeting?
This year’s Annual Meeting will be held entirely online live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/IPI2022. If you were a stockholder as of the Record Date and you have your 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials, you can vote at the Annual Meeting.
A summary of the information you need to attend the Annual Meeting online is provided below:
•	To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
•
The Annual Meeting webcast will begin promptly at 10:00 a.m. Mountain Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:45 a.m. Mountain Time, and you should allow ample time for the check-in procedures.

•
The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/IPI2022.
•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/IPI2022 on the day of the Annual Meeting.
•
Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and therefore will not be answered. Any questions pertinent to Annual Meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at the “Investor Relations” section of our website at www.intrepidpotash.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, bank or other nominee to obtain your 16-digit control number or otherwise vote through the broker, trustee, bank or other holder of record. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the close of business on the Record Date. Only stockholders with a valid 16-digit control number, will be able to attend the Annual Meeting and vote, ask questions and access the list of stockholders as of the close of business on the Record Date.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual Annual Meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting website. If you encounter any difficulties accessing the virtual Annual Meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
Can I change or revoke my vote?
If you are a stockholder of record, you may change your vote at any time prior to the vote at the Annual Meeting by taking any of the following actions:
•	submitting a new proxy with a later date using any of the available methods described above;
•	providing a written revocation to our Corporate Secretary; or
•	voting online at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/IPI2022.
If you are a beneficial holder, you may change your vote by submitting new voting instructions to your broker, bank or other nominee following the instructions they provided to you. You may also vote online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain your 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether you are a stockholder of record or a beneficial owner of shares held in street name, your attendance at the Annual Meeting online will not, by itself, automatically revoke your proxy.
What is the quorum requirement for the Annual Meeting?
A quorum of stockholders is necessary for any action to be taken at the Annual Meeting (other than adjournment or postponement of the Annual Meeting). A quorum exists if stockholders holding a majority of the outstanding shares of our common stock are present at the Annual Meeting in person, or by means of remote communication, or by proxy. If you submit a properly completed proxy, even if you abstain from voting, your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes (described below) also will be counted for purposes of determining the presence of a quorum if the broker, bank or other nominee uses its discretionary authority to vote on at least one routine matter under NYSE rules.
How will my shares be voted at the Annual Meeting?
Your shares will be voted in accordance with your properly submitted instructions.
Stockholders of Record
If you are a stockholder of record and you submit a proxy but do not include voting instructions on a matter, your shares will be voted in favor of each of the nominees named in Proposal 1 and in favor of each of Proposals 2, 3 and 4 in accordance with the recommendations of our Board. If any other matters are properly presented for a vote at the Annual Meeting or any adjournment or postponement thereof, your shares will be voted in the discretion of the named proxies.
Beneficial Holders and Broker Non-Votes
If you are a beneficial holder and you do not provide voting instructions to your broker, bank or other nominee, that organization will determine if it has the discretionary authority to vote your shares on the particular matter. Under NYSE rules, these organizations have the discretion to vote your shares on routine matters, such as the ratification of the appointment of KPMG as our independent registered public accounting firm for 2022 (Proposal 2). However, they do not have the discretion to vote your shares on non-routine matters, including the other proposals up for a vote (Proposals 1, 3 and 4). The unvoted shares are called “broker non-votes.” Shares that constitute broker non-votes are considered present for purposes of determining a quorum but are not considered entitled to vote or votes cast on the particular matter.

What are the voting requirements for each matter?
Proposal		Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed	Effect of Broker Non-Vote
(1)	To elect each Class II director nominated by our Board to serve three-year terms expiring at our 2025 Annual Meeting of Stockholders	More votes FOR than AGAINST	No effect	No	No effect
(2)	To ratify the appointment of KPMG as our independent registered public accounting firm for 2022	More votes FOR than AGAINST	No effect	Yes	Not applicable
(3)	To approve, on an advisory basis, the compensation of our named executive officers	More votes FOR than AGAINST	No effect	No	No effect
(4)	To approve our Amended and Restated Equity Incentive Plan	More votes FOR than AGAINST	No effect	No	No effect
What are the recommendations of the Board?
Our Board recommends that you vote:
•	“FOR” each Class II director nominated by our Board to serve three-year terms expiring at our 2025 Annual Meeting of Stockholders (Proposal 1);
•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for 2022 (Proposal 2);
•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3); and
•	“FOR” the approval of the Amended and Restated Equity Incentive Plan (Proposal 4).
Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.
Who will pay the costs of soliciting votes for the Annual Meeting?
We will pay all costs of soliciting proxies. We have retained Alliance Advisors, LLC to assist in the solicitation of proxies. We expect to pay Alliance Advisors $10,000, plus reimbursement of reasonable expenses. The solicitation may be made personally or by mail, phone, email, or other electronic communication. In addition, our officers, directors, and employees, without additional compensation, may solicit proxies using any of these methods. We will send proxy materials or additional soliciting materials to banks, brokers, other institutions, nominees, and fiduciaries, and these organizations will then forward the materials to the beneficial holders of our shares. On request, we will reimburse these organizations for their reasonable expenses in forwarding these materials.
How can I find the results of the voting after the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS
Our Board currently consists of five directors divided into three classes, designated as Class I, Class II and Class III. In accordance with our Amended and Restated Bylaws (our “Bylaws”) and Restated Certificate of Incorporation (our “Certificate of Incorporation”), the number of directors constituting the entire Board is fixed exclusively by the Board from time to time. The directors are divided as evenly as possible into the three classes. The classes of directors serve for staggered three-year terms, with their current terms ending at the Annual Meeting in the following years: Class I directors – 2024; Class II directors – 2022; and Class III directors – 2023.
Over the past few years, our Board has made an effort to recruit new directors to achieve the right blend between experience and continuity and new perspectives, including diversity. For example, in July 2021, Lori A. Lancaster was appointed to the Board to replace Terry Considine, who resigned effective July 28, 2021. In addition, Mary McBride joined the Board in May 2020. Recently, in February 2022, Hugh E. Harvey, Jr. announced his retirement as a member of the Board, effective February 25, 2022. After 24 years serving on the Board and its predecessors, Mr. Harvey retired to take the next step to full retirement and to dedicate more time to his philanthropic activities. With the changes to the composition of our Board, our overall director tenure is approximately 8.5 years, with 40% of our directors being female.
The Class II directors elected at the Annual Meeting will serve until the 2025 Annual Meeting of Stockholders. Our nominees for these Class II directorships are Mary E. McBride and Barth E. Whitham. Each nominee was nominated by our Board based on the recommendation of the Nominating and Corporate Governance Committee (“Governance Committee”). In making these nominations, our Board and our Governance Committee considered each nominee’s specific experiences, qualifications, and skills, as described below. Each nominee has consented to serve as a director if elected. However, if either or both nominees are unable to serve, or for good cause will not serve, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by the Board.
To be elected, each nominee must receive a majority of the votes cast. Specifically, the number of shares voted “for” the nominee must exceed the number of votes cast “against” that nominee. Cumulative voting is not permitted in the election of directors. Each nominee has tendered to the Board a contingent, irrevocable resignation that will become effective only if the nominee fails to receive the required majority vote and the Board decides to accept the resignation. In the event a nominee does not receive a majority of the votes cast, the Governance Committee will make a recommendation to the Board whether to accept or reject the resignation or whether some other action should be taken. The Board will act (taking into account the recommendation of the Governance Committee) and publicly disclose its decision and the rationale behind its decision within 90 days after the date of the certification of the election results.
Our Corporate Governance Guidelines provide that the Governance Committee is responsible for identifying and recommending directors for nomination by the Board for election as members of the Board. The Governance Committee performed its evaluation and nominating committee functions in early 2022. The Governance Committee seeks independent directors who represent a mix of backgrounds and experiences that it believes will enhance the quality of the Board’s deliberations and decisions. When searching for new candidates, the Governance Committee considers the evolving needs of the Board and selects nominees based on individual skills, achievements, and experience. The Governance Committee does not have a formal policy with respect to diversity; however, the independent directors seek to promote through the nomination process an appropriate diversity on the Board. The Governance Committee also believes that nominees should have the highest level of personal and professional ethics, integrity, and values together with expertise that is useful to Intrepid and complementary to the background and expertise of other members of the Board. Additionally, nominees are expected to have a willingness and ability to devote the time necessary to carry out the duties and responsibilities of membership on the Board and a desire to ensure that our operations and financial reporting are effected in a transparent manner and in compliance with applicable laws, rules, and regulations.
The Governance Committee evaluates each potential nominee individually and in the context of the Board as a whole. The objective is to recommend a group that will contribute to our long-term success and effectively represent stockholder interests. With respect to the nomination of continuing directors for re-election, the individuals’ contributions to the Board are also considered.

When seeking candidates for a new director, the Governance Committee may solicit suggestions from incumbent directors, management, stockholders, and others. The Governance Committee has authority under its charter to retain a search firm for this purpose. If the Governance Committee believes a candidate would be a valuable addition to the Board, it recommends his or her candidacy to the full Board.
The Governance Committee will consider suggestions by stockholders of possible future nominees. The Governance Committee does not intend to alter its criteria for evaluating potential director candidates, including the criteria described above, in the case of director candidates recommended by stockholders. Stockholders may recommend individuals to the Governance Committee for consideration as potential director candidates by submitting the names of such individuals, together with appropriate biographical information and background materials and, if the stockholder is not a stockholder of record, a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Governing Committee, c/o Secretary, Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202. Stockholders also have the right under our Bylaws to nominate director candidates directly, without any action or recommendation on the part of the Governance Committee or the board, by following the procedures set forth below under the heading “Stockholder Proposals.”
Below is biographical and other information about our Class II director nominees and continuing directors. Below each director’s biographical information, we also provide the specific experience, qualifications, and skills that helped lead our Governance Committee and Board to conclude that he should serve as a director.
Class II Director Nominees
Nominee	Age	Director Since	Principal Occupation
Mary E. McBride	66	May 2020	Former President of CoBank
Barth E. Whitham	65	April 2008	President and Chief Executive Officer of Enduring Resources, LLC
Mary McBride has served as a senior banking executive with over 30 years of experience and leadership in commercial banking. She joined CoBank, ACB (“CoBank”) in 1993 and most recently served as president from 2013 to 2016 prior to her departure from the organization in December 2016. Prior to her term as president, Ms. McBride served as the chief operating officer and chief banking officer at CoBank. Prior to CoBank, she worked for First Interstate Bank of Denver and the First National Bank of Boston.
Ms. McBride has experience working with companies in agricultural production, processing, marketing, and fertilizer, as well as the oil and gas industry. Ms. McBride’s experience with companies in these industries provides the Board with a unique perspective into these industries, which we serve through sales of potash, water, and other oilfield solutions.
Barth E. Whitham has served as President and Chief Executive Officer of Enduring Resources, LLC, a privately held company focused on the acquisition and exploitation of upstream energy assets, since 2005, and serves on its board of directors. From 1991 to 2005, Mr. Whitham served as President and Chief Operating Officer of Westport Resources Corp., a publicly traded oil and gas exploration and production company, and served on its board of directors. Mr. Whitham also serves on the board of directors of Ensign Energy Services Inc.
Mr. Whitham has management and director experience with operations and management of public companies and business experience in the energy and extractive industries. Mr. Whitham’s experience with companies in the energy and extractive industries provides the Board with a unique perspective into these industries, which we serve through sales of potash, water, and other oilfield solutions.
Continuing Directors
Name	Age	Director Since	Class/Term Expiration
Lori A. Lancaster	52	July 2021	Class I/2024
Chris A. Elliott	56	August 2010	Class I/2024
Robert P. Jornayvaz III	63	December 2007	Class III/2023

Lori A. Lancaster is a senior executive with nearly 20 years of experience and leadership in investment banking. In her banking career, she covered both public and private companies operating in a variety of sectors and regions within natural resources and global energy. Ms. Lancaster most recently served as Managing Director for UBS Securities LLC (“UBS”), an investment bank, in its Global Energy Group from 2013 to 2016. Prior to UBS, Ms. Lancaster worked for Nomura Securities from 2010 to 2013 and Goldman Sachs & Co. from 1999 to 2008, in each case as Managing Director in each company’s Natural Resources Group. Ms. Lancaster has served as a director for Laredo Petroleum (NYSE: LPI) since November 2020, where she serves as a member of the Audit Committee. Ms. Lancaster previously served as an director for HighPoint Resources Corporation (NYSE: HPR) from December 2018 until its merger with Bonanza Creek Energy in April 2021. Ms. Lancaster also previously served as a director of Energen Corporation (NYSE: EGN) from July 2017 until its merger with Diamondback Energy in November 2018.
During her 18-year tenure in investment banking, she led or was a key member of the execution team on more than $60 billion of announced energy merger and acquisition deals and led the structuring and execution of numerous capital markets transactions. The Board has concluded that Ms. Lancaster is qualified to serve as a director due to her extensive finance and investment banking experience, including capital markets and M&A experience.
Chris A. Elliott is the President and Chief Executive Officer of Mitigation Investment Holdings LLC, a privately held company that invests in environmental restoration. He is also the owner of Belle Prairie Investments LLC, a privately held company that invests in agriculture real estate as well as environmental mitigation. From 2007 through 2017, Mr. Elliott was Chief Executive Officer of AgCoA, a privately held company that owned, managed, and operated agriculture real estate that produces a variety of crops over a diverse geographic spectrum.
Mr. Elliott has over 25 years of business experience in the agriculture industry and in-depth knowledge of agricultural commodities. Mr. Elliott’s day-to-day involvement in the agricultural industry provides the Board with a unique perspective with respect to this industry and our agricultural customers.
Robert P. Jornayvaz III has served as our Executive Chairman of the Board since 2010 and as our Chief Executive Officer since 2014. Mr. Jornayvaz served as our President from 2014 to August 2021, at which time Mr. Stone was appointed President. Mr. Jornayvaz served as our Chairman of the Board and Chief Executive Officer from our formation in 2007 until 2010. Mr. Jornayvaz served, directly or indirectly, as a manager of our predecessor, Intrepid Mining LLC, from 2000 until its dissolution at the time of our initial public offering in 2008. Mr. Jornayvaz is the sole owner of Intrepid Production Corporation (“IPC”). Mr. Jornayvaz and IPC together beneficially own 17.3% of our common stock as of March 22, 2021.
Mr. Jornayvaz has management experience with us and our predecessor company, over 15 years of experience in the potash mining industry, over 30 years of experience in the oil and gas industry, and experience in extractive and commodities businesses. As our current Chief Executive Officer, Mr. Jornayvaz is especially familiar with our operations and industry.
OUR BOARD RECOMMENDS A VOTE “FOR” EACH CLASS II DIRECTOR NOMINEE.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has selected KPMG to serve as our independent registered public accounting firm for the year ending December 31, 2022, and our Board is asking stockholders to ratify this selection. Stockholder approval or ratification is not required to appoint KPMG; however, our Board believes that submitting the appointment of KPMG to stockholders for ratification is good corporate governance. If stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain KPMG. If the selection of KPMG is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that a change would be in the best interest of Intrepid and our stockholders.
In selecting KPMG, the Audit Committee considered several factors, including the following:
•	The Audit Committee’s and management’s assessments of KPMG’s performance;
•	KPMG’s independence and integrity; and
•	KPMG’s fees and the quality of services provided to us.
KPMG has served as our independent registered public accounting firm since 2007. To our knowledge, neither KPMG nor any of its members has any direct or material indirect financial interest in Intrepid or any connection with Intrepid in any capacity other than as independent public accountants. A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.
We paid the following fees to KPMG for the audit of our consolidated financial statements and for other services provided in the years ended December 31, 2021 and 2020. All of these services and fees were pre-approved by the Audit Committee pursuant to the pre-approval policy and procedures set forth below.
	2021	2020
Audit Fees	$850,600	$828,663
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	2,013	—
Total Fees	$852,613	$828,663
Audit fees include fees associated with the annual audit of our consolidated financial statements and internal control over financial reporting; the review of our periodic reports; accounting consultations; services related to, or required by, statute or regulation, such as consents; and other audit services related to SEC and other regulatory filings. Tax fees represent fees for tax consulting services. The Audit Committee has concluded that the provision of these non-audit services is compatible with maintaining the independence of KPMG.
Audit Committee Pre-Approval Policy and Procedures
Under its charter, the Audit Committee is responsible for approving the fees and any other significant compensation paid to our independent accountants and pre-approving any non-audit services to be performed by our independent accountants. The pre-approval requirement may be waived only if the non-audit services meet a de minimis exception allowed by law. In carrying out this responsibility, the Audit Committee follows the following general procedures for the preapproval of non-audit services:
•
If applicable, each year the Audit Committee reviews and pre-approves a schedule of the proposed non-audit services and estimated fees to be provided by the independent accountants during the next annual audit cycle.

•	Actual amounts paid to the independent accountants are monitored by management and reported to the Audit Committee.

•
Any non-audit services proposed to be provided by the independent accountants and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed (unless the services meet the de minimis exception allowed by law).

•	Incremental fees for previously approved non-audit services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.
OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

Audit Committee Report
The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of Intrepid’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (b) the qualifications, independence, and performance of Intrepid’s independent registered public accounting firm, (c) the performance of Intrepid’s internal audit function, and (d) other matters as set forth in the charter of the Audit Committee approved by the Board.
Management is responsible for Intrepid’s financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. KPMG, as Intrepid’s independent registered public accounting firm, is responsible for performing an independent audit of Intrepid’s financial statements in accordance with generally accepted auditing standards and its internal control over financial reporting and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management and KPMG the audited consolidated financial statements of Intrepid for the year ended December 31, 2021. The Audit Committee also discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of Intrepid be included in Intrepid’s Annual Report on Form 10-K for the year ended December 31, 2021, that was filed with the SEC.
The Audit Committee

Mary E. McBride (Chair)
Lori A. Lancaster
Chris A. Elliott
Barth E. Whitham

Proposal 3 – Advisory Vote to Approve Executive Compensation
We are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This proposal is often called a “say-on-pay” vote. We encourage you to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement and the summary compensation and other tables that follow the CD&A. These sections provide information about our executive compensation program.
We are asking stockholders to approve the following non-binding resolution:
RESOLVED, that the compensation paid to Intrepid’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion, is hereby APPROVED.
The say-on-pay vote gives our stockholders the opportunity to express their views on the compensation of our executives. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executives and the principles, policies, and practices described in this proxy statement. As an advisory vote, the outcome of the vote is not binding on us, our Board, or the Compensation Committee. Our Board and Compensation Committee expect to consider the outcome of the vote when making future executive compensation decisions. At our 2021 Annual Meeting, our stockholders expressed support for the compensation of our executives, with 98% of the votes cast for advisory approval of our executive compensation.
At our 2017 Annual Meeting of Stockholders, our stockholders supported, on an advisory basis, holding the say-on-pay vote on an annual basis. After taking into account stockholder support for an annual say-on-pay vote, our Board determined to hold the say-on-pay vote annually. Accordingly, we hold a say-on-pay vote at each of our annual meetings. The next advisory vote on the frequency for the say-on-pay vote will occur at our 2023 Annual Meeting of Stockholders.
OUR BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposal 4 — Approval of Amended and Restated Equity Incentive Plan
On April 4, 2022, the Board, upon the recommendation of the Compensation Committee, approved an amendment and restatement of our Amended and Restated Equity Incentive Plan (as amended pursuant to this proposal, the “EIP”), subject to stockholder approval. We are asking stockholders to approve our proposed EIP. The EIP has been amended and restated to increase the number of shares available for issuance by 600,000 shares, to extend the term of the EIP to May 19, 2032, and to make other minor changes. By approving this proposal, stockholders would authorize for issuance under the EIP a total of 600,000 shares, plus the number of shares remaining available for grant under the EIP as of May 19, 2022.
Background
Our Board and stockholders originally approved the EIP in 2008 and approved the most recent amendment and restatement of the EIP in 2019. On April 4, 2022, the Board, upon the unanimous recommendation of the Compensation Committee, unanimously approved an amendment and restatement of the EIP, subject to stockholder approval. Our Board then directed that we submit the amended and restated EIP to a vote of our stockholders at the Annual Meeting. On April 1, 2022, there were 493,880 shares remaining available for grant under the EIP.
Purpose of the EIP
The EIP is an equity incentive plan that is designed to provide equity incentives to attract, retain, and motivate eligible employees, directors, and consultants and to align their interests with those of our stockholders. The EIP is designed with the flexibility to award restricted stock, restricted stock units, performance awards, incentive stock options, non-qualified stock options, stock appreciation rights, cash-based awards, and other stock-based awards to eligible individuals. Equity incentives have been an important part of our overall compensation program. A portion of total annual compensation of our executive officers is paid in the form of equity awards to more closely align the interests of management with the long-term interests of our stockholders.
Burn Rate and Total Potential Dilution
In setting and recommending to stockholders the number of additional shares to authorize under the EIP, the Compensation Committee considered historical equity awards granted under the EIP, as well as our burn rate as calculated in the table below.
Year	Performance-Vesting Stock Awards Granted	Time-Vesting Stock Awards Granted	Total	Weighted Average Common Shares Outstanding	Burn Rate
2021	57,720	96,349	154,069	13,098,871	1.2%
2020	94,518	215,892	310,410	12,993,235	2.4%
2019	76,390	68,333	144,723	12,904,916	1.1%
3 Year Average	76,209	126,858	203,067	12,999,007	1.6%
The burn rate is the ratio of the number of shares underlying awards granted under the EIP during a year divided by our weighted average common shares outstanding for that year.
We calculate total potential dilution as the sum of the total number of shares subject to equity awards outstanding and the total number of shares available for grant under the EIP (our only equity plan) divided by the sum of the total number of shares of common stock outstanding, the total number of shares subject to equity awards outstanding (which are not already included in total common stock outstanding), and the total number of shares available for grant under the EIP. Our total potential dilution as of December 31, 2021, was 8.4%. Assuming the EIP is approved, the additional 600,000 shares available for issuance would have increased our total potential dilution as of December 31, 2021, to approximately 12%.

The following table shows certain information about the EIP as of March 22, 2022:
Number of shares authorized for future grant	476,517
Number of shares reserved for outstanding stock options (including 93,491 performance-vesting options and 181,706 time-vesting options)	275,197
Number of shares of restricted stock outstanding (including 215,742 shares of performance-vesting restricted stock and 244,855 shares of time-vesting restricted stock	460,597
Weighted average remaining term of outstanding options	5.5 years
Weighted average exercise price of outstanding options	$28.90
Summary of Proposed Changes
Our EIP has been amended and restated as follows:
•	Authorize for issuance under the EIP an additional 600,000 shares, plus the number of shares available for grant under the EIP as of May 19, 2022.
•	Extend the term of the EIP to May 19, 2032.
•	Adjust to reflect our 1-for-10 reverse stock split effected in August 2020.
•	Make other minor changes to the EIP.
Summary of the EIP
The following is a summary of the material terms of the EIP and does not describe all of the plan terms. Please read the complete text of the EIP included as Appendix A to this proxy statement.
Administration
The Compensation Committee or another committee of the Board (collectively, the “committee”) will generally administer the EIP. The committee or the Board may delegate to one or more officers, and the Board may delegate to one or more committees of the Board, the power and authority to grant awards to specified groups of eligible individuals. The committee selects participants and determines the amount, type, and other terms and conditions of the awards. The committee has full authority to administer the EIP, including the authority to interpret and construe any provision in the EIP and the terms of any award agreement and to adopt any rules and regulations for administering the EIP that it may deem necessary or appropriate. Pursuant to this authority, on or after the grant date of an award, the committee may (a) accelerate the date on which an award becomes vested, exercisable, or transferable; (b) extend the term of any award, including extending the period following termination of a participant's service during which the award may remain outstanding; (c) waive any conditions with regard to vesting, exercisability, or transferability of an award; and (d) make changes to recognize differences in local law, tax policy, or custom for individuals employed outside the United States.
Stock Subject to the Plan, Adjustments, and Share Counting
We are asking stockholders to authorize for issuance under the EIP an additional 600,000 shares, plus the number of shares available for grant under the EIP as of May 19, 2022. Any or all of these shares will be available for grant as incentive stock options.
The number of shares that may be granted under the EIP is subject to adjustment in the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange, or any other similar corporate event. Outstanding awards under the EIP are also subject to similar adjustment for these types of events.
To the extent that an award previously granted under the EIP expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the participant of the full number of shares to which the award related, the shares retained or returned to us will again be available for grant. Shares tendered to us or withheld by us in payment of the taxes relating to a full value award will again be available for awards under the EIP. Notwithstanding the foregoing, the following shares will not be added to the shares authorized for grant under the EIP: (a) shares tendered or withheld to pay for the exercise price of an option or the taxes related to an option or stock appreciation right; (b) shares subject to a stock appreciation right that are not issued in connection with its stock settlement on exercise thereof, and (c) shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of options. Shares that we issue under the EIP may be authorized but unissued shares or previously issued shares that we have reacquired and held as treasury shares. Fair market value is generally defined under the EIP as the closing sale price of a share of our common stock on the exchange upon which our shares are traded, which is currently the NYSE. The closing price of a share of our common stock as reported on the NYSE on March 25, 2022, was $89.27.
Individual Award Limits
The following limits apply to awards granted under the EIP:
•
Options and stock appreciation rights: No participant may be granted within any calendar year one or more options or stock appreciation rights that in the aggregate are for more than 200,000 shares of stock reserved for issuance under the EIP, plus an additional aggregate of 200,000 shares of stock reserved for issuance under the EIP for one-time awards to a newly hired or newly promoted participant.

•
Restricted stock and restricted stock units: No participant may be granted within any calendar year one or more awards of restricted stock and restricted stock units subject to vesting conditions based on the attainment of performance goals for more than an aggregate of 400,000 shares of stock reserved for issuance under the EIP.

•
Performance shares and performance units: No participant may be granted within any calendar year one or more awards of performance shares and performance units that could result in the participant receiving pursuant to those performance shares and performance units more than 450,000 shares of stock reserved for issuance under the EIP.

•
Cash-based awards: No participant may be granted within any calendar year one or more cash-based awards that could result in the participant receiving pursuant to those cash-based awards more than $10,000,000.

For nonemployee directors, the aggregate amount of cash (including annual retainers and other fees, whether or not granted under the EIP) plus the aggregate grant date fair value of all awards granted to any nonemployee director during any single calendar year may not exceed $600,000.
All of the limitations described above will be adjusted for changes in our capitalization.
Eligibility and Participation
All employees, officers, or directors of Intrepid or an affiliate are eligible to participate in the EIP when selected by the committee for an award. Consultants and advisers who provide services to us or an affiliate are also eligible to participate when selected by the committee for an award. As of March 25, 2022, approximately 55 employees (including five executive officers) and four non-employee directors were eligible to participate in the EIP.
Significant Features of Awards
The following is a description of the significant terms that apply to each type of award that may be issued under the EIP:
Restricted Stock, Restricted Stock Units, and Performance Awards
The committee may grant awards of restricted stock, which is an award of actual shares subject to a risk of forfeiture and restrictions on transfer. The committee may also grant an award of restricted stock units, which is a bookkeeping entry representing the equivalent of shares of stock. The committee may also grant a performance award in the form of performance shares, performance units, or cash-based awards that vests or pays out based on the attainment of performance goals and any other terms and conditions determined by the committee. The terms and conditions of restricted stock, restricted stock units, performance shares, performance units, or cash-based award will be determined by the committee. Except as set forth in the award agreement, upon termination of a participant's services, any unvested shares of restricted stock or restricted stock units will be forfeited. Each award agreement will set forth the extent to which the participant will retain performance shares, performance units, or cash-based awards upon termination of service.

Minimum Vesting Requirement
The EIP contains a minimum vesting requirement. Specifically, no full value award (which is an award other than an option or stock appreciation right) may vest in less than one year from its grant date. However, up to 5% of the available shares of stock authorized for issuance under the EIP may vest (in full or in part) in less than one year from their grant date. Any full value award may vest in full or in part upon death or disability of the participant, or upon a change in control of Intrepid, and these vestings will not count against the 5% basket described above.
Options and Stock Appreciation Rights
Each option entitles the holder to purchase a specified number of shares at a specified exercise price. Each option agreement will specify whether the option is an “incentive stock option” (“ISO”), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or a non-qualified stock option. Each stock appreciation right entitles the holder to receive, upon exercise, the excess of the fair market value of a share at the time of exercise over the grant price of the stock appreciation right multiplied by the specified number of shares to which the stock appreciation right is being exercised. Except for substitute awards, the exercise or grant price of each option and stock appreciation right will be at least 100% of the fair market value of a share on the date the award is granted. The term of any option or stock appreciation right may not exceed 10 years and the option or stock appreciation right will vest over a period determined by the committee. The award agreement may provide that the period of time over which an option other than an ISO and stock appreciation right may be exercised will be automatically extended if on the scheduled expiration date, the exercise of the option or stock appreciation right would violate applicable securities laws or our insider trading policy. Each option or stock appreciation right agreement will specify the consequences to the award with respect to a termination of service with us and our affiliates. An ISO granted to a participant who owns more than 10% of the combined voting power of all classes of our outstanding stock will have an exercise price of at least 110% of the fair market value of a share on the grant date and a term of no more than 5 years.
Other Stock-Based Awards
The committee may grant other types of stock-based awards in which participants may (a) acquire shares of stock or (b) receive an award, whether payable in cash or stock, the value of which is determined in whole or in part, based on the value of our common stock, subject to the terms and conditions of the EIP.
Dividends and Dividend Equivalents
The committee will determine and set forth in the award agreement whether the participant will be entitled to receive dividends or dividend equivalents with respect to shares of stock covered by the award; provided, however, in no event may dividends or dividend equivalents be paid currently on unvested awards until and to the extent the award is earned and vested, although amounts can be accumulated, and dividend equivalents are not payable in connection with an option or stock appreciation right. The committee may provide that any dividends paid on shares subject to an award will be reinvested in additional shares of stock.
Change of Control
The EIP contains a “double trigger” in connection with a change in control. Unless otherwise provided by the committee, an acquiror may, without the consent of the participant, either assume our rights and obligations under outstanding awards or substitute the award with a substantially equivalent award for the acquiror's stock, provided, however, if the award is continued, assumed, or substituted and within 24 months after the change of control the participant's service is terminated without cause or the participant resigns for good reason, the following will apply: (a) all options and stock appreciation rights will become immediately exercisable and (b) any restrictions imposed on restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards will lapse and the award will be paid. The committee may, in its sole discretion, provide at the time of the award or otherwise for specific treatment of an outstanding award at any time prior to, coincident with, or after the time of a change of control.

For purposes of the EIP, a “change of control” occurs upon the occurrence of any one of the following events:
•	Any individual, entity, or group (other than Messrs. Jornayvaz or Harvey) becomes the beneficial owner of more than 50% of our voting securities.
•	The directors on our Board at the beginning of any 24-month period, or directors nominated by those directors, cease to constitute a majority of the Board.
•
Consummation of a merger, consolidation, or other direct or indirect sale of Intrepid or its assets that will result in the voting securities of the successor entity being owned 50% or less by our voting security holders prior to the transaction.

•	Our stockholders approve a complete plan of liquidation or dissolution.
Tax Withholding
The EIP provides that participants may elect to satisfy certain federal, state, and local income tax and employment tax withholding requirements by remitting to us cash or, subject to certain conditions, shares, or by instructing us to withhold shares payable to the participant.
Recoupment of Awards
Awards granted or amounts payable under the EIP will be subject to the terms of any Intrepid compensation recoupment policy then applicable, if any, to the extent the policy applies to the award or amount and any provision of applicable law relating to cancellation, rescission, payback, or recoupment of compensation.
Repricing
Except for adjustments to reflect the effects of certain corporate transactions, the EIP requires stockholder approval of any amendment or modification to outstanding options or stock appreciation rights that reduces the exercise or grant price; provides for a cancellation and replacement grant with a lower exercise or grant price; provides for a cancellation for cash or another award if the exercise or grant price is higher than the then-current fair market value; or provides for any other change that would be treated as a repricing under the rules of the exchange upon which our shares are traded.
Amendment and Termination
Generally, our Board may amend, modify, or terminate the EIP at any time; provided, however, that no amendment or modification may become effective without approval of stockholders if stockholder approval is required to satisfy any applicable statutory or regulatory requirements or if we determine that stockholder approval is otherwise necessary or desirable. We will not make any grants under the EIP after May 19, 2032, but awards outstanding at that time will continue in accordance with their terms.
Federal Income Tax Consequences
The following is intended only as a summary of the current material U.S. federal income tax consequences of awards granted under the EIP. The tax consequences to a participant will depend upon the type of award issued to the participant. The discussion applies to participants who are U.S. citizens or residents for U.S. federal income tax purposes. The discussion is based on current laws in effect as of the date of this statement, which are subject to change (possibly retroactively). In general, subject to certain limitations under the Code, if a participant recognizes ordinary income in connection with the grant, vesting, exercise or disposition of an award, we will be entitled to a corresponding deduction equal to the amount of the income recognized by the participant. This summary does not address the effects of other federal taxes (including possible excise taxes) or taxes imposed under state, local, or foreign tax laws.
Restricted Stock, Restricted Stock Units, Performance Awards, and Other Stock-Based Awards
If a stock award is subject to a restriction on transferability and a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the stock at the earlier of the removal of the restrictions on transferability or when the risk of forfeiture lapses. However, the participant may elect under Section 83(b) of the Code within 30 days of the grant date to recognize ordinary income for shares of restricted stock as of the grant date in an amount equal to the excess of the fair market value of the shares on the grant date over the amount paid for the shares, if any. If a stock award has no restriction on transferability or is not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income in an amount equal to the fair market value of the shares received. Any dividends received with respect to a restricted stock award for which an 83(b) election has not been made will be treated as ordinary compensation income, rather than dividend income, when received by a participant. If a Section 83(b) election is made with respect to restricted stock, any dividends received generally will be treated as dividend income, which may be subject to tax at reduced rates.
A participant generally will recognize ordinary compensation income upon receipt of cash pursuant to a cash award (including a cash award subject to performance-based requirements). A participant will not recognize taxable income at the time of grant of a restricted stock unit (including a restricted stock unit subject to performance-based requirements), but rather, will generally recognize ordinary compensation income at the time he or she receives shares of common stock in settlement of the restricted stock unit in an amount equal to the fair market value of the common stock received. The dividend equivalents, if any, received with respect to a restricted stock unit or other award will be treated as ordinary compensation income, rather than dividend income, when received by a participant.
A participant who receives an award described above as an employee generally will be subject to withholding with respect to any compensation income recognized under the rules described above. The tax basis in the common stock received by a participant will equal the greater of the fair market value of such common stock and any amount paid by the participant for such common stock. If a participant sells or disposes of shares delivered to the participant pursuant to an award, the participant will generally recognize short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in the shares.
Options and Stock Appreciation Rights
In general, a participant does not recognize taxable income upon the grant of an option or a stock appreciation right. The participant will recognize ordinary income upon the exercise of a non-qualified stock option (subject to withholding if the participant received the award as an employee) in an amount equal to the excess (if any) of the fair market value of shares acquired on exercise over the aggregate option price for the shares. Upon exercising a stock appreciation right, the participant will recognize ordinary income (subject to withholding if the participant received the award as an employee) in an amount equal to the cash or fair market value of the shares received. A participant generally will recognize capital gain or loss on a subsequent disposition of the shares equal to the difference between the amount received in the disposition and the tax basis of the shares (which basis will include any ordinary income recognized by the participant).
A participant will not recognize ordinary income upon exercise of an ISO and will not be subject to withholding, except that the alternative minimum tax may apply. If a participant disposes of shares acquired upon exercise of an ISO before the end of the applicable holding periods (at least two years from the date of grant and one year from the date of exercise of the ISO), the participant will recognize ordinary income in the year of disposition. The amount of any such income generally will be equal to the excess (if any) of the value of the shares received at the time of exercise (or, if less, the amount realized in the disposition) over the exercise price. The participant’s tax basis in the shares will include any such ordinary income. If a participant disposes of shares acquired upon exercise of an ISO after the end of the applicable holding periods, such disposition generally will result in long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in the shares.
Section 409A
Section 409A of the Code imposes election, payment, and funding requirements on “non-qualified deferred compensation” plans. If a non-qualified deferred compensation arrangement subject to Section 409A of the Code fails to meet, or is not operated in accordance with, the requirements of Section 409A of the Code, then compensation deferred under the arrangement may become immediately taxable and subject to a 20% additional tax. Some awards that may be issued under the EIP may constitute a “deferral of compensation” subject to the requirements of Section 409A of the Code. Awards under the EIP are intended to be designed, granted and administered in a manner that is either exempt from or complies with the requirements of Section 409A of the Code.
New Plan Benefits
The amount of future awards payable under the EIP is not determinable. No awards have been granted that are conditioned upon stockholder approval of the EIP. You can find more information regarding our equity-based awards granted to our executives during 2021 below under the heading “Executive Compensation—Grants of Plan-Based Awards in 2021.”
Stock Options Granted Under the EIP
The following table sets forth, as of December 31, 2021, the aggregate number of stock options that we have granted under the EIP since its adoption in 2008 to the individuals and groups indicated below. You can find information about currently outstanding stock options held by our executives and directors below under the headings “Executive Compensation—Outstanding Equity Awards at the End of 2021” and “Director Compensation—Director Compensation Table.”
Name or Group	Number of Securities Underlying Stock Options Granted
Each Named Executive Officer
Robert P. Jornayvaz III	273,203
E. Brian Stone	—
Matthew Preston	1,357
Robert Baldridge	5,362
Kyle Smith	—
All Current Executive Officers as a Group	—
All Current Directors Who Are Not Executive Officers as a Group	279,922
All employees, as a Group (includes executive officers and employee directors)	425,064
We have not granted any stock options under the EIP to any of our non-employee directors. We also have not issued any stock options under the EIP to associates of any of our executive officers, directors, or director nominees or to any other person who has received or is expected to receive 5% of options available under the EIP.
OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN.

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2021, regarding the EIP:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	283,924	$28.33	844,686
Equity compensation plans not approved by security holders	—	—	—
Total	283,924	$28.33	844,686

Corporate Governance
Director Independence
Our Board is comprised of a majority of independent directors. Our Board has determined that each of Mary E. McBride, Lori A. Lancaster, Chris A. Elliott, and Barth E. Whitham is an independent director under the rules of the SEC and NYSE and does not have any material relationship with us other than his position as a director and stockholder. In making these determinations, our Board considered past employment, remuneration, and all other relationships with Intrepid, as well as the specific independence tests set forth in the NYSE’s director independence rules. Our Board also considered the relationships described below among directors and in each case concluded that the relationship did not compromise the director’s independence:
•
Mr. Whitham – Each of Messrs. Jornayvaz and Whitham has made investments in real estate investment companies managed and controlled by the son of a former director, Terry Considine, who resigned from our Board effective July 28, 2021. Our Board considered among other things the size and characteristics of each of these investments.

As our Chief Executive Officer, Mr. Jornayvaz is not considered an independent director under SEC and NYSE rules.
Board Leadership Structure
Our Board does not have a policy regarding separation of the roles of Chief Executive Officer and Chairperson of the Board. The Board believes it is in our best interests to make that determination based on circumstances from time to time. Currently, Mr. Jornayvaz serves as both our Executive Chairman of the Board and our Chief Executive Officer, and Mr. Whitham, a non-employee independent director, serves as our independent lead director. Our Board believes that Mr. Jornayvaz is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry and is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. We believe that independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight, and expertise from outside our company and from different industries, while Mr. Jornayvaz brings company- and industry-specific experience and expertise. In addition, Mr. Jornayvaz is our largest stockholder, with beneficial ownership of 17.3% of our outstanding common stock as of March 22, 2022. Consequently, Mr. Jornayvaz’s interests are generally aligned with the interests of our other stockholders.
Our Board believes that the combined role of Chairman of the Board and Chief Executive Officer, coupled with an independent lead director, promotes strategy development and execution and facilitates information flow between management and our Board, each of which is essential to effective corporate governance. One of the key responsibilities of our Board is to develop strategic direction and to hold management accountable for the execution of strategy once it is developed. Our Board believes the combined role of Chairman of the Board and Chief Executive Officer, supported by an independent lead director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management. Furthermore, our Board believes that this structure, combined with our corporate governance policies and processes, creates an appropriate balance between strong and consistent leadership and independent oversight of our business. Our Board also believes that our current leadership structure and the composition of our Board protect stockholder interests and provide adequate independent oversight, while also providing outstanding leadership and direction for our Board and management.
Independent Lead Director
Our Board has selected Mr. Whitham to serve as independent lead director. Our independent lead director has the following responsibilities:
•	Serves as the principal liaison between non-management directors and the Executive Chairman and between the Board and our stockholders;
•	Presides over regularly scheduled executive sessions of non-management directors and meetings of independent directors;
•	Presides at all Board meetings at which the Executive Chairman is not present;

•
Together with the Executive Chairman, approves meeting agendas for the Board and reviews any materials, as so desired by the independent lead director, that will be distributed to the Board; the independent lead director also may request that additional materials be distributed to the Board;

•	Approves meeting schedules to ensure that there is sufficient time for discussion of all agenda items;
•	At his discretion, calls meetings of the non-management or independent directors;
•	If requested by major stockholders, ensures that he is available for consultation and direct communication; and
•	Performs any other duties as may from time to time be delegated to the independent lead director by the Board.
Risk Management
We are exposed to a number of risks, and we regularly undertake a risk management review to identify and evaluate risks throughout our company and to develop plans to manage these risks effectively. We also have established a compliance program, including our Code of Business Conduct and Ethics and ancillary statements and policies, and have appointed a Chief Compliance Officer to manage the compliance program. In this capacity, our Chief Compliance Officer reports directly to the Audit Committee.
Our Board has an active role, as a whole and at its committee level, in overseeing management of our risks. Our Board oversees management of risks associated with operations, environmental, health, and safety. The Audit Committee oversees the management of accounting, financial reporting, and financial risks and the management of our compliance program. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Governance Committee manages risks associated with director independence and potential conflicts of interest. While each standing Board committee is responsible for overseeing the management of risks relating to its area of oversight, the entire Board is regularly informed about these risks through committee meeting attendance or committee reports.
Communication with Directors
Stockholders and other interested parties who wish to communicate with our Board, including our independent or non-management directors as a group, our independent lead director, or any other individual director, may do so by submitting a written communication to our independent lead director at the following address:
Lead Independent Director
c/o Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, CO 80202
Communications can be made anonymously and confidentially using this method. A copy of communications will be forwarded to our General Counsel and retained for a reasonable period of time. Our independent lead director may discuss these communications with our legal counsel, independent advisors, non-management directors, or management and may take other action or no action as he determines in good faith, using reasonable judgment and discretion.
The Audit Committee oversees our procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters. We have established a website and phone number for employees and others to use to report, on a confidential and anonymous basis if desired, any concerns regarding questionable accounting, internal accounting controls, or auditing matters.
Stock Ownership Guidelines
We believe that stock ownership by our directors and executives better aligns their interests with the interests of our other stockholders. Our Board has established stock ownership guidelines that encourage these individuals to own meaningful amounts of our common stock. Each covered individual is expected to own Intrepid common stock with a value at least equal to a specified multiple of his or her then-current annual salary or annual cash retainer, subject to a phase-in period. Ownership value is measured based on the greater of market or acquisition value. After the phase-in period, the individual may not enter into any transaction (including a sale of shares received through equity incentive awards) that would result in non-compliance, excluding the withholding of shares to cover taxes due upon the vesting of an award. In addition, during any period of noncompliance, the individual is expected to retain ownership of at least 50% of the total number of shares received from the exercise of stock options, excluding any shares withheld to cover taxes and any shares sold or netted to pay the exercise price, until the ownership level has been achieved. The Compensation Committee may waive these guidelines if compliance would place a severe hardship on an individual. All of our directors and executives are in compliance with the stock ownership guidelines or are within the applicable phase-in period.
The table below summarizes our stock ownership guidelines:
Individual	Multiple of Annual Salary or Cash Retainer	Phase-In Period	Covered Individuals Are in Compliance with Guideline or within Applicable Phase-In Period
Chief Executive Officer	6	5 years after first becoming CEO	√
Other Section 16 officers	2	5 years after first becoming subject to the guidelines	√
Nonemployee directors	5	5 years after first becoming a director	√
Mr. Jornayvaz, our Executive Chairman of the Board, President, and Chief Executive Officer, is our largest stockholder, with beneficial ownership of 17.3% of our outstanding common stock as of March 22, 2022. Mr. Jornayvaz’s ownership is well over the amount required under our stock ownership guidelines and includes over 6.6 million shares that Mr. Jornayvaz purchased in 2017 through 2019 in open market purchases and a registered public equity offering.
Insider Trading Policy and Hedging and Pledging Transactions
Our directors and executives are subject to various trading restrictions under our insider trading policy. These individuals may enter into transactions involving our securities only during quarterly trading periods and must receive our permission before entering into these transactions. Derivative transactions may allow a person to own our securities without the full risks and rewards of ownership and, as a result, the person may no longer have the same objectives as other holders of our securities. Accordingly, pursuant to our Insider Trading Policy, our directors and executives must receive pre-approval for any transaction in derivative securities, and only receive approval when they do not involve this risk. Directors and executives are prohibited from engaging in short sales relating to our securities. They are also prohibited from pledging our securities as collateral for a loan, including holding our securities in a margin account, except under special circumstances as approved by our Chief Financial Officer or General Counsel.
None of our directors or executives is involved in any hedging or pledging transactions relating to our securities or owns any derivative securities relating to our stock other than equity incentive awards granted by us.
Corporate Responsibility and Sustainability
We operate daily with all of our stakeholders in mind. We are committed to managing the risks and opportunities that arise from Environment, Social and Governance (ESG) issues. For our company, corporate sustainability includes building and maintaining these cornerstones:
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Environmental (Protecting Our Resources). We rely on the environments, resources and ecosystems surrounding our locations. Working closely with our communities, we make it a priority to protect the natural resources surrounding our operations. Intrepid is committed to leaving our environments better than ever.

•	Social (Serving Our Community). Our employees live and work in small, tight knit communities. We are committed to volunteering and being active community members.
•	Governance (Honest Business Practices). We are committed to maintaining a strong culture of compliance and holding our employees to the highest ethical standards.
With these thoughts in mind, we strive continuously to be a reliable partner in all ESG matters and issues. We encourage you to read more about our strategy, efforts and goals relating to ESG issues and our commitment to all of our stakeholders, which can be found on our website at www.intrepidpotash.com/esg/. The information on our website is not part of, or incorporated by reference in, this proxy statement.

Committees and Meetings
Our Board met 4 times in 2021. Each director attended in person or by phone all of the meetings of the Board and all of the meetings of each committee on which he served during 2021. While we do not have a formal policy requiring our directors to attend stockholder meetings, directors are invited and encouraged to attend meetings of stockholders. All of our directors attended our 2021 Annual Meeting of Stockholders. Our independent and non-management directors meet regularly in executive session without management present. Mr. Whitham, our lead independent director, presides over executive sessions.
Our Board has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, and a Strategy Committee. Each of these committees is comprised solely of independent directors. Each of these committees meets regularly in executive session without management present. The charters for these committees are available on our website at www.intrepidpotash.com. The information contained on, or accessible through, our website is not part of, or incorporated by reference in, this proxy statement.
The following table sets forth the chairperson and members of each committee and the number of meetings held in 2021.
Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategy Committee
Mary McBride	Chair	X	X	X
Lori A. Lancaster	X	X	Chair	X
Chris A. Elliott	X	X	X	Chair
Barth E. Whitham	X	Chair	X	X
Number of Meetings in 2021	7	4	4	4
Audit Committee
The Audit Committee assists the Board in fulfilling its responsibilities to us and our stockholders relating to the accounting and financial reporting processes and the audit of our financial statements. The Audit Committee oversees management’s processes and activities related to maintaining the reliability and integrity of our accounting policies, financial reporting practices, and financial statements; the assessment of the independent registered public accounting firm’s qualifications and independence; and compliance with laws and regulations and the requirements of the NYSE. The Audit Committee is solely responsible for the engagement and discharge of our independent registered public accounting firm and reviews the quarterly and annual financial results. The Audit Committee reviews the audit plan and the results of the audit with the independent registered public accounting firm and reviews its independence, the range of audit fees, the scope and adequacy of our system of internal accounting controls, and our risk management policies. The Audit Committee also has oversight responsibility for our internal audit function. Our Director of Internal Audit reports directly to the Audit Committee.
Our Audit Committee members are prohibited from serving on more than two other audit committees of public companies.
Our Board has determined that each member of the Audit Committee is financially literate in accordance with the rules of the NYSE and is independent under the NYSE’s director independence standards and applicable SEC standards. In addition, the Board has determined that each of Ms. McBride, Ms. Lancaster and Mr. Whitham qualifies as an “audit committee financial expert” as defined by SEC rules.
Compensation Committee
The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of our executives; administers our equity incentive plans; and has overall responsibility for evaluating and approving (or recommending for approval to the Board) all compensation plans, policies, and programs that affect our executives. You can find more information about the Compensation Committee’s role in setting executive compensation below under the heading “Compensation Discussion and Analysis.” The Compensation Committee may form and delegate responsibility to subcommittees as it deems necessary or appropriate; provided that any subcommittee must meet all applicable independence requirements. In addition, the

Compensation Committee may not delegate to persons other than independent directors. Our Board has determined that each member of the Compensation Committee is independent under the NYSE’s director independence standards.
Nominating and Corporate Governance Committee
The Governance Committee reviews the overall composition of our Board, identifies individuals qualified to become members of our Board, and recommends to our Board the director nominees for the next Annual Meeting. The Governance Committee also oversees the evaluation of our Board and management succession plans, reviews from time to time our policies and practices on corporate governance including our Corporate Governance Guidelines, and recommends to our Board any changes it deems necessary. Additionally, the Governance Committee is responsible for the periodic review and recommendation to the Board of our director compensation structure. Our Board has determined that each member of the Governance Committee is independent under the NYSE’s director independence standards.
Strategy Committee
The Strategy Committee assists the Board in fulfilling its oversight responsibilities relating to our long-term strategy and strategic initiatives. Our Board has determined that each member of the Strategy Committee is independent under the NYSE’s director independence standards.
Director Designation and Voting Agreement
Intrepid, IPC and certain other parties are parties to a Director Designation and Voting Agreement (the “Designation Agreement”) that was entered into in 2008. Mr. Jornayvaz is the sole owner of IPC, and IPC and Mr. Jornayvaz beneficially own 17.3% as of March 22, 2022. Under this agreement, each party agreed to designate one candidate for nomination and election to our Board and to vote their shares in favor of the other’s candidate. We have agreed to use our best efforts to ensure that the designees are included in the slate of nominees to the Board and recommended for election. We have also agreed to not take any action to change the size of the Board to exceed seven members, without the prior consent of the parties to the Designation Agreement, subject to any limitations imposed by the rules of the NYSE. The only director currently serving on our Board under this agreement is Mr. Jornayvaz (nominated by IPC). Mr. Jornayvaz is serving as a Class I director for a term that expires in 2024.
Each party to the Designation Agreement has also agreed, except in the case of a transfer to each other or their affiliates or a public tender offer, to not knowingly sell shares of its common stock to any person if the result of that sale would be that the purchaser of the shares would own, directly or indirectly, 5% or more of our outstanding common stock. The rights and obligations under the Designation Agreement are not transferable upon sale or other transfer of common stock, except to an affiliate. The Designation Agreement will terminate with respect to any stockholder party and its affiliates when their collective beneficial ownership falls below 5% of our outstanding common stock. As of March 22, 2022, only IPC and Mr. Jornayvaz own greater than 5% of our outstanding common stock.
Other than the Director Agreement, there are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.
Governance-Related Materials
You can find copies of our governance-related materials, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and the charters of the Audit Committee, Governance Committee, and Compensation Committee, in the investor relations section of our website at intrepidpotash.com. Copies of these materials also are available in print to any stockholder who requests them by sending a written request to the following address:
Corporate Secretary
Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, CO 80202

Compensation Discussion and Analysis
This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the 2021 compensation of our named executive officers. For 2021, our named executive officers were:
Named Executive Officer	Title
Robert P. Jornayvaz III	Executive Chairman of the Board and Chief Executive Officer
E. Brian Stone	President and Chief Operational Officer
Matthew D. Preston	Chief Financial Officer
Robert E. Baldridge*	Senior Vice President - New Mexico
Kyle R. Smith	Vice President, General Counsel
*	Mr. Baldridge ceased employment with the Company on April 4, 2022.
When we refer to our “executives” or “named executive officers” throughout this proxy statement, we mean the five individuals named above. You can find biographical information for our current executive officers on our website and in Item 1. “Business” of our Annual Report on Form 10-K for the year ended December 31, 2021.
Executive Summary
Objectives of Executive Compensation Program
Our compensation program for our named executive officers and other executive officers is designed to meet the following primary objectives:
•	Management Development and Continuity. Provide compensation opportunities that attract, retain, motivate, and reward talented executives, with both an annual and significant long-term component;
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Pay-for-Performance. Emphasize pay for performance by linking a meaningful portion of compensation to performance of our corporate strategies and align compensation with the interests of our stockholders; and

•	Long-Term Focus on Stockholder Value. Encourage stock ownership to align executives’ interests with the interests of our other stockholders.
Further, our CEO compensation program is designed to recognize Mr. Jornayvaz’s role as co-founder of Intrepid, strategic visionary, and significant stockholder. For 2021, Mr. Jornayvaz was provided over 95% of his total compensation in equity awards, structured as both time-vesting and performance-based restricted stock award. Half of his equity compensation value was provided as performance-based restricted stock with rigorous price appreciation requirements in which full payout requires price appreciation of at least 91% of the grant price, with vesting as described below up to a six-year period. This program design rewards meaningful stock-price appreciation and acknowledges that Mr. Jornayvaz was paid only $50,000 guaranteed through salary and had no bonus program opportunity in 2021. Also, Mr. Jornayvaz’s total direct compensation was generally at the peer group median, but with nearly all of it as equity and performance equity instead of guaranteed through base salary. Finally, the target total direct compensation of the other named executive officers was below the median, with a significant portion of their equity provided as performance stock units.
2021 Financial Results and Stock Price
Our 2021 financial performance increased compared to 2020. We reported a net income of $249.8 million in 2021, compared to a net loss of $27.1 million in 2020. Full year 2021 net income benefited from the release of $215.9 million of valuation allowance against our deferred tax assets in the fourth quarter of 2021. Adjusted net income, which excludes the release of the valuation allowance and other items which we believe are not indicative of our fundamental ongoing operations, was $21.8 million in 2021 compared to an adjusted net loss of $19.3 million in 2020. Operating income in 2021 was $32.2 million. Consolidated gross margin was $55.8 million in the full year 2021, and increase of $45.2 million compared to the prior year, due primarily to increased net realized sales price per ton for our potash and Trio® products. Cash generated from operations increased to $79.1 million in 2021 from $31.1 million in 2020.

Our stock price started 2021 of $24.15 per share on December 31, 2020, and our stock price ended 2021 at $42.73 per share, a 77% increase during 2021.
You can find more information about our 2021 financial and operating performance in our Annual Report on Form 10-K for the year ended December 31, 2021.
2021 Executive Compensation Summary
CEO Compensation Summary
Mr. Jornayvaz is our co-founder and largest stockholder, with beneficial ownership of 17.3% of our outstanding common stock as of March 22, 2022. He understands our business operations deeply, and we believe that his continued service is critical to our success.
Our CEO compensation program for 2021 was set at median, with only $50,000 in cash compensation, and purposely designed to be weighted to performance-based compensation that is aligned with future stock price growth. The Compensation Committee intended that the CEO compensation for 2021 would be maintained as a highly performance-based program that provides an opportunity near the median of our peer group, and only delivers value if there is substantial total stockholder return within the next three to five years. The CEO compensation program, which was approved by the Compensation Committee in the fourth quarter of 2021, was intended to set CEO compensation near the median of our peer group, which reflected the Company’s relative capitalization and was lower than relative above-median stock price performance during 2021.
Key features of, and rationales relating to, Mr. Jornayvaz’s 2021 compensation include the following:
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Less than 2% of Mr. Jornayvaz’s total compensation for 2021 was guaranteed as salary. Mr. Jornayvaz’s $50,000 salary in 2021 continues to be the lowest cash compensation for a CEO in our peer group. In addition, 2021 was the fourth year in a row that Mr. Jornayvaz was not provided a salary increase.

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Mr. Jornayvaz continued to have the greatest percentage of his total direct compensation subject to performance risk in our peer group. Over 97% of Mr. Jornayvaz’s total compensation for 2021 was granted in the form of restricted stock awards, consisting of time-based restricted stock (approximately 50% of the value of the equity awards), and performance-based restricted stock (approximately 50% of total equity awards). The Compensation Committee determined that time- and-performance-based restricted stock awards would further the objective of a pay-for-performance compensation program to tie CEO compensation to the achievement of future growth and align CEO compensation with the long-term interests of our stockholders.

•	The Compensation Committee set aggressive goals with respect to stock price growth to directly benefit stockholders if those performance measures are achieved in the future.
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Mr. Jornayvaz’s 2021 total compensation value consisted primarily of equity awards. The performance-based restricted stock award, which is 50% of equity compensation, requires rigorous stock price growth within the next six years to be earned. Target earnout requires a 34% return over four years and the TSR required to earn all performance-based restricted shares is 91% over four years.

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Mr. Jornayvaz’s 2021 performance-based restricted stock award is required to be reported in the Summary Compensation Table at its grant date fair value based on a Monte-Carlo simulation valuation model. This reported grant date fair value is theoretical and may never be realized if the rigorous stock price growth is not achieved, unlike cash compensation, which is minimal for Mr. Jornayvaz.

•	No cash bonuses have been paid to Mr. Jornayvaz under our annual bonus program since before 2014.
Compensation Summary for Other Executives
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Continuation of Annual Cash Bonus Program– The Compensation Committee continued the annual cash bonus program for 2021 as described in “Calculation of Potential 2021 Bonuses” below. All executives other than Mr. Jornayvaz were eligible to participate in the cash bonus program. The program was designed to pay bonuses based on performance in 2021 compared to pre-established financial and individual performance goals.

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Equity Awards to Motivate and Retain Executives – In March 2021, we granted restricted stock awards to executives other than Mr. Jornayvaz. These awards consisted of 50% time-based value retention and long service to the Company and 50% performance-based restricted stock award value to reward increasing the stock price after grant.

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Increases in Base Salaries– The Compensation Committee generally approved modest cost-of-living adjustments for executives other than Mr. Jornayvaz. Mr. Preston was also provided an increase to his base salary in connection with this promotion as Chief Financial Officer in December 2021.

Pay-for-Performance
We emphasize pay for performance for our executive officers in several ways:
At-Risk Compensation
Our executives are responsible for our overall performance. We believe that, over the long term, a meaningful part of executive compensation should be variable, or “at-risk,” based on our performance. The portion of total compensation that is at risk for an executive generally increases with his or her role. As a result, executives with greater responsibility for achieving our performance goals bear a greater proportion of the risk if those goals are not achieved and receive a greater proportion of the reward if those goals are achieved. At-risk compensation consists of annual cash bonuses and equity awards.

Performance- Based Bonuses
We have developed a program designed to pay annual cash bonuses based on the achievement of pre-established annual financial and individual goals that we believe impact the longer-term value of Intrepid. For 2021, bonus opportunities ranged from 0% to 200% of target based on performance.

Longer-Term Equity Awards
By their nature, the value of equity awards is directly linked to the longer-term performance of our stock. For 2021, nearly all of Mr. Jornayvaz’s compensation, and a meaningful portion of the total compensation for our other executives, was granted in the form of equity awards. In 2021, equity awards for Mr. Jornayvaz and our other executive officers were granted in equal value amounts in the form of time-vesting stock awards and performance-based awards, which promote the long-term retention of our executives and key management personnel, and reward them for stock price increase after grant.

Individual Performance
In setting overall compensation for executives, the Compensation Committee periodically considers market data and overlays an evaluation of the individual executive’s contributions to our business. In evaluating individual performance, the Compensation Committee may consider, among other items, how an executive’s efforts and accomplishments contribute to the advancement of our long-term goals.

Impact of 2021 Say-on-Pay Advisory Vote
At our 2021 Annual Meeting of Stockholders, stockholders expressed support for the compensation of our executives, with over 98% of the votes cast for advisory approval of our executive compensation. Our Compensation Committee believes this affirms our stockholders’ support of our performance-based approach to executive compensation, including the establishment of challenging performance measures. The Compensation Committee will continue to consider and discuss the results of future advisory votes on executive compensation, and make appropriate changes to executive compensation based on stockholder feedback.

Elements of Executive Compensation
Our compensation program is made up of the following direct compensation elements:
Element	Fixed or Variable	Purpose
Base Salary	Fixed
To attract and retain executives by offering fixed compensation that is competitive with market opportunities and that recognizes each executive’s position, role, performance, responsibility, and experience.

Annual Cash Incentive	Variable	To incentivize the achievement of near-term financial, operational, and individual goals. Target bonus amounts are reviewed annually based on market competitiveness and individual performance.
Equity Awards	Variable
To align executives’ interests with the long-term interests of stockholders through equity-based compensation with performance-based and time-based vesting periods, and to promote the long-term retention of our executives and key management personnel.

We also generally provide employee benefits and perks, as well as certain change-in-control benefits, that are designed to attract, retain and preserve productivity of our executive officers. See “Employee Benefits,” “Perquisites” and “Change-in-Control Benefits” below for additional information.
Role of the Compensation Committee, Compensation Consultants, and Management
The Compensation Committee continued to retain Frederic W. Cook & Co., Inc. (“F.W. Cook”) as its independent compensation consultant for 2021. F.W. Cook periodically collects and analyzes market data to provide a competitive reference on pay levels, structure, and performance alignment for executives and directors. F.W. Cook may also advise the Compensation Committee on other executive and director compensation matters and general compensation trends.
Outside of its role as independent compensation consultant, F.W. Cook does not provide any other services to us or our management and does not have any other direct or indirect business relationships with us or our management. The Compensation Committee has assessed the independence of F.W. Cook and concluded that its engagement does not raise any conflicts of interest.
While market data provided by an independent compensation consultant can be a useful guide in setting executive compensation, the Compensation Committee believes that a successful compensation program also requires that the Compensation Committee apply its own judgment and subjective determination to reconcile the program’s objectives with the realities of rewarding and retaining our executives and to measure the individual performance of our executives. In this regard, the Compensation Committee asks Mr. Jornayvaz to make recommendations about the compensation to be paid to other executives. The Compensation Committee believes it is valuable to consider the recommendations of Mr. Jornayvaz with respect to these matters because his knowledge of our operations, our industry, and the day-to-day responsibilities of our executives gives him a unique perspective on the performance of our executives in light of our business at a given point in time. The Board or the Compensation Committee makes all compensation decisions with regard to Mr. Jornayvaz without the participation of Mr. Jornayvaz. While the Compensation Committee is solely responsible for the appointment of the independent compensation consultant and for approving executive compensation, management supports the work of the Compensation Committee and the independent compensation consultant. In addition, at the request of the Compensation Committee, members of management meet periodically with the Compensation Committee regarding the design of our compensation programs and other compensation matters. The members of the Compensation Committee meet regularly in executive sessions outside the presence of management.

Peer Group
The Compensation Committee uses peer company market data to guide its review of the total compensation of our executives. Our peer group was made up of publicly traded, natural resources companies based in the U.S. that generally had revenues and market capitalizations ranging from about 0.2 times to 5.0 times our revenue and market capitalization at the time the peer group was constructed. The Compensation Committee refreshed the peer group in October 2021 based on this criteria and set our size generally in the middle of the peer range. The peer group used to inform compensation decisions consisted of the following companies:
2021 Peer Group
American Vanguard Corporation	Coeur Mining, Inc.	Oasis Petroleum
Balchem Corporation	Contango Oil & Gas	Ring Energy
Battalion Oil	Earthstone Energy	Select Energy Services
Bonanza Creek Energy	Hawkins, Inc.	SM Energy Company
Centennial Resource	Hecla Mining Company	Trecora Resources
Chase Corporation	NACCO Industries, Inc.	Whiting Petroleum
2021 Compensation Decisions
Base Salary
During 2021, the Compensation Committee approved the following changes to executive salaries, with the salary increase to Matthew Preston including an increase upon his promotion to Chief Financial Officer:
Name	Base Salary at the End of 2020	Base Salary at the End of 2021	% Increase
Robert P. Jornayvaz III	$50,000	$50,000	—%
Robert E. Baldridge	$291,139	$299,873	3%
Matthew D. Preston	$220,000	$295,000	34%
Kyle R. Smith	$238,500	$245,655	3%
E. Brian Stone	$335,000	$345,060	3%
Cash Bonuses
2021 Cash Bonus Program
An important component of our total compensation program is the annual cash incentive based on the attainment of pre-established annual performance goals. At the beginning of each year, the Compensation Committee selects the executive officers and other key employees who are eligible to participate, establishes their target bonus amounts, and sets the performance goals for the year. Shortly after the end of each year, the Compensation Committee certifies the bonus payments to be made for the year, if any, based on actual performance as compared to the pre-established goals. Bonuses can be paid in cash or stock. The Compensation Committee may reduce or eliminate any potential earned award, or terminate the plan, in accordance with the plan.
In setting the 2021 target bonus amounts for each of our executives, the Compensation Committee considered the following factors: (i) organizational level and expected impact on our annual operating results; (ii) the scope, level of expertise and experience required for the named executive officer's position; and (iii) competitive levels of target annual incentive opportunity.
Calculation of Potential 2021 Bonuses
Each of our executives was eligible to participate in our 2021 cash bonus program (the “2021 Bonus Plan”), except for Mr. Jornayvaz. As described below under the heading “Equity Awards,” almost all of Mr. Jornayvaz’s compensation for 2021 was granted in the form of equity awards. As a result, Mr. Jornayvaz did not participate in our 2021 Bonus Plan.

The structure of the 2021 Bonus Plan for executives was based on the achievement of two pre-established performance areas: Company financial goals (80% weighting) and individual performance goals (20% weighting), with additional modifiers, for certain safety, production and environmental goals. Additional discretion was available to the Compensation Committee to adjust total payouts above or below the amounts calculated under the program. Participants under the 2021 Bonus Plan were eligible to receive between 0% and 200%, as applicable for each performance goal, of each participant’s respective target bonus based on actual performance.
The total amount payable under the 2021 Bonus Plan is calculated by multiplying each executive’s target bonus by performance percentages based on the two pre-established performance areas. The payout for each of the performance areas is separate and not dependent on performance in other areas. In addition, the Compensation Committee also approved that the bonus payout could be adjusted at the discretion of management for extraordinary or unusual performance in any of the two pre-established performance areas.
Target Bonus
The Compensation Committee established the following 2021 target annual incentive amounts for each of our named executive officers under our 2021 Bonus Plan:
Name	Base Salary at the End of 2021	Target Bonus as a % of Salary	Target Bonus as a Dollar Amount
Robert P. Jornayvaz III	$50,000	—%	—
Robert E. Baldridge	$299,873	40%	$119,949
Matthew D. Preston	$295,000	20%	$59,000
Kyle R. Smith	$245,655	25%	$61,414
E. Brian Stone	$345,060	22.5%	$77,636

2021 Performance Goals
Company-Wide Financial Goals (80% Overall Weighting): Adjusted EBITDA**
Reason for Financial Goal: The Compensation Committee believes that executive compensation should be aligned with company strategy and objectives, with a bonus payout adjusted depending on performance in comparison to a budgeted amount of Adjusted EBITDA. The full-year Adjusted EBITDA target was derived from a first half 2021 Adjusted EBITDA goal, which was set as part of our 2021 annual budget process approved by the Board, and a second half 2021 Adjusted EBITDA goal, which was based on an updated forecast as of July 2021. The combination of these goals was then compared to the full-year Adjusted EBITDA result to determine the payout under this metric.
Participants under the 2021 Bonus Plan were eligible to receive between 0% and 200% of each participant’s respective target bonus based on actual performance as discussed below.
Payout Methodology:
•	Payout ranges from 0% and 200% of each executive’s respective target bonus based on actual performance, as outlined below:
Results Threshold VS. target	Payout of Goal Element
50%	50%
60%	60%
70%	70%
80%	80%
90%	90%
100%	100%
110%	110%
125%	150%
150%	200%
•	Result threshold must be met in order to be eligible for payout at that level (i.e. reaching 120% of Adjusted EBITDA target results in a 110% payout)
2021 Threshold, Target and Actual Results:
Performance Metric	Target	2021 Actual	2021 Actual as a Percentage of Target	2021 Incentive Payout
Adjusted EBITDA** - First Half 2021	$18.3 million	$29.7 million	162%
Adjusted EBITDA** - Second Half 2021	$33.7 million	$37.9 million	112%
Total	$52.0 million	$67.6 million	130%	150%
2021 Payout:
The Company recorded Adjusted EBITDA of $67.6 million for the full year 2021 as increasing fertilizer prices drove improved performance compared to target. As a result, the 2021 payout for this metric was 150%.
**
Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) is calculated as net income adjusted for certain items that impact the comparability of results from period to period. Intrepid considers Adjusted EBITDA to be useful because the measure reflects Intrepid’s operating performance before the effects of certain non-cash items and other items that Intrepid believes are not indicative of its core operations. Intrepid uses Adjusted EBITDA to assess operating performance.

Actual 2021 Bonus Performance
As noted above, the Company recorded Adjusted EBITDA of $67.6 million for the full year 2021 as increasing fertilizer prices drove improved performance compared to target. As a result, the 2021 payout for this metric was 150%. Each executive was paid 30% of the target amount in August 2021 for achievement of first half 2021 Adjusted EBITDA targets, with the remainder of the 2021 cash bonuses earned for each executive based on the combined annual results, as adjusted by individual performance at the discretion of the Compensation Committee. Mr. Baldridge’s bonus was reduced for not meeting certain production and environmental goals, and due to individual performance. Mr. Smith’s bonus was reduced due to individual performance in 2021.
Discretionary Bonuses
In addition to the bonus payment calculated under the 2021 Bonus Plan, Mr. Stone and Mr. Preston each were awarded an additional $30,000 for their efforts in various transactional matters.
Equity Awards
In 2021, we granted equity awards to our executives under our Amended and Restated Equity Incentive Plan, in the form of time-based restricted stock awards and performance-vesting restricted stock awards. The structure of the equity grants is intended to align the interests of our executives with those of our stockholders and to provide a compensation element intended to retain our executives over the long term. For 2021, the value of the long-term equity awards granted to each executive was based on the Compensation Committee’s assessment of each executive’s expected future contributions to our company, ability to impact our long-term results that drive stockholder value, each named executive officer’s overall long-term performance and competitive levels of long-term equity compensation for similarly situated executives at our peer companies.
Mr. Jornayvaz’s Equity Awards
The Compensation Committee’s philosophy is to set the compensation of Mr. Jornayvaz to be almost entirely aligned with the interests of our other stockholders. For 2021, the Compensation Committee granted equity awards to Mr. Jornayvaz, with (i) approximately 50% of the award vesting in three equal installments on December 23, 2022, March 11, 2023 and March 11, 2024, subject to continued employment, and (ii) the remaining 50% of the award representing performance-based restricted stock (the “CEO PSAs”), which vests based on the achievement of certain levels of stock price and total shareholder return (“TSR”) metrics over a four-year time period. Mr. Jornayvaz will have the ability to earn between 50% and 150% of the target amount of shares based on the TSR performance schedule set forth below (with 0% earned if the TSR is below the schedule):
	Price Goal		Payout as % of Target	Shares Earned
	% Increase	Price(1)
Maximum	+91%	$82.61	150.00%	48,305
	+75%	$75.80	137.50%	44,279
	+60%	$69.42	125.00%	40,254
	+46%	$63.45	112.50%	36,228
Target	+34%	$57.88	100.00%	32,203
	+22%	$52.68	75.00%	24,152
	+10%	$47.84	50.00%	16,101
Threshold	<+10%	<$47.84	0.00%	0
(1)
Price to be based on the volume-weighted average closing price (“VWAP”) of our common stock for 20 consecutive trading days, measured as the end of each applicable fiscal quarter, as reported on the New York Stock Exchange. Price goals represent the stated compound annual growth rate for our common stock using a starting price of $43.34 and will be adjusted for any dividends during the applicable measurement period. Performance against the price goal schedule set forth above shall be measured quarterly at the end each such quarter for the first four years following the grant date. Linear interpolation to be used to calculate award for performance between points shown.

Any shares that are earned upon each quarterly measurement period shall further vest as follows: (i) 50% on the one-year anniversary of the end of the applicable measurement period, and (ii) 50% on the two-year anniversary of the end of the applicable measurement period; provided, however, that no vesting will occur unless and until the VWAP meets one or more applicable price achievement goals as set forth above on or before June 8, 2024, subject in all cases to continued employment as of each vesting date. In addition, the earliest date on which the maximum amount of the target shares (150%) may vest shall be the twenty-five month anniversary of the grant date, and latest date on which any amount of the target shares may vest shall be the 6-year anniversary of the grant date.
Other Executives’ Equity Awards
In March 2021, the Compensation Committee granted equity awards to other executives, with (i) 50% of the award vesting in three equal annual installments beginning on the first anniversary of the grant date, subject to continued employment, and (ii) 50% of the award representing performance-based restricted stock (“PSAs”). The grant price was $35.32 per share and the PSAs vest based on the achievement of stock price thresholds: 33% of the PSAs vest on March 11, 2022 if the stock price is at least 10% greater than the grant date stock price for a volume weighted average of 20 trading days (price hurdle is $38.85), 33% on March 11, 2023 if the stock price is at least 15% greater than the grant date stock price for a volume weighted average of 20 trading days (price hurdle is $40.62), and 34% on March 11, 2024 if the stock price is at least 25% greater than the grant date stock price for a volume weighted average of 20 trading days (price hurdle is $44.15). All stock price target were achieved during 2021 because our stock price increased significantly, so the performance stock awards now vest on the dates noted above, subject to continued employment.
Employee Benefits
Our employees, including executives, are eligible for various employee benefits, including medical and dental insurance, group life insurance, accidental death and disability insurance, health and dependent care flexible spending accounts, a 401(k) plan, and paid time off. We generally match 100% of an employee’s 401(k) deferrals up to a specified percentage of compensation or as limited by law. In addition, executives are entitled to the payment or reimbursement of supplemental long-term disability insurance premiums. We also provide relocation assistance to new executives and certain other employees.
These benefits are generally consistent with the benefits provided by other companies of our size and help us remain competitive in attracting and retaining our executive talent.
Perquisites
Our executives are eligible for a gym membership allowance and paid parking or mass transit. These benefits are generally consistent with the benefits we provide to our Denver-based employees. For 2021, executives were also eligible for a reimbursement for regular physical examinations, including a tax reimbursement under certain circumstances. We believe that these benefits are appropriate and help us retain and reward our executive talent. We also believe that it is in our best interests for our executives and other employees to be in good health.
Change-in-Control Benefits
Our executives are entitled to change-in-control severance benefits under our broad-based severance policy and in some cases individual change-in-control severance agreements. These benefits are intended to meet the following objectives:
•	to reduce the distraction of the executives that would result from the personal uncertainties caused by a change in control;
•	to encourage the executives’ full attention and dedication to us during a change in control;
•	to provide the executives with compensation and benefit arrangements upon a change in control that are competitive with those of similarly situated companies; and
•	to retain key talent.
We tailored these arrangements to provide a mix of benefits that we believe support the objectives described above. All cash severance is “double-trigger,” meaning that cash severance will be paid to an executive only if he or she has a qualifying termination of employment within 24 months after the change in control for

Mr. Jornayvaz or within six months after the change in control for our other current executives. In general, the cash severance amount equals two times the executive’s salary plus bonus at the time of termination for Mr. Jornayvaz or one times salary plus bonus for our other current executives. In addition, these arrangements provide that unvested equity awards will vest immediately upon a change in control for Mr. Jornayvaz or upon a qualifying employment termination within six months after a change in control for our other current executives. We did not make any changes to the change-in-control benefits for our executives in 2021. You can find more information about potential change-in-control benefit amounts below under the heading “Potential Payments Upon Termination or Change-in-Control.”
Noncompetition Agreements
We have entered into noncompetition agreements with our executives and other key employees. Mr. Jornayvaz has a noncompetition provision in his employment agreement, as described below under the heading “Employment Agreement with Robert P. Jornayvaz III.” Our other executives have also entered into agreements that provide generally that, if the executive voluntarily leaves Intrepid or is terminated for cause, he or she will not solicit our employees or work for a customer or competitor of Intrepid for a period of twelve months after termination.
Insider Trading Policy and Hedging and Pledging Transactions
A description of our anti-hedging and anti-pledging policy can be found in “Corporate Governance—Insider Trading Policy and Hedging and Pledging Transactions.”
Stock Ownership Guidelines
All of our directors and executives are in compliance with the stock ownership guidelines or are within the applicable phase-in period. For more information, please see “Corporate Governance—Stock Ownership Guidelines.”
Accounting Impact and Tax Deductibility of Compensation
ASC Topic 718, Compensation—Stock Compensation (referred to as ASC Topic 718), requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock and PSAs under our equity incentive award plans will be accounted for under ASC Topic 718. We will consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Compensation Risk Assessment
The Compensation Committee has concluded that the compensation programs do not create risks that are reasonably likely to have a material adverse effect on our company.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021.
The Compensation Committee
Barth E. Whitham (Chair)
Lori A. Lancaster
Mary E. McBride
Chris A. Elliott

Executive Compensation
2021 Summary Compensation Table
The following table sets forth the total compensation earned for services rendered during the years shown by our named executive officers as of December 31, 2021.
Name and Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Robert P. Jornayvaz III Executive Chairman of the Board and Chief Executive Officer	2021	$50,000	$1,000	$3,881,528	—	$8,167	$3,940,695
	2020	51,293	—	2,010,986	—	7,288	2,069,567
	2019	50,000	500	2,691,765	—	6,762	2,749,027
E. Brian Stone President and Chief Operating Officer(6)	2021	344,406	31,000	75,352	108,691	28,862	588,311
	2020	340,798	85,000	99,999	—	87,333	613,130
Matthew D. Preston Chief Financial Officer	2021	227,023	31,996	43,946	82,600	19,572	405,137
	2020	231,000	25,000	64.991	—	18,132	339,123
	2019	166,707	38,000	30,895	—	14,002	249,604
Robert E. Baldridge(7) Senior Vice President - New Mexico	2021	300,433	1,000	116,424	35,985	21,351	475,193
	2020	306,815	—	116,454	—	20,207	443,476
	2019	283,955	30,500	109,176	—	19,515	443,146
Kyle R. Smith Vice President, General Counsel and Secretary(6)	2021	244,279	1,000	59,620	58,424	19,715	383,038
	2020	242,628	—	64.991	—	81,349	388,968
(1)	Includes regular base salary, along pay for vacation, choice holiday, sick, retroactive pay, bereavement, volunteer time off.
(2)
Represent Company-wide bonuses, and other transactional and retention bonuses for certain executives. In December 2019, the Compensation Committee recognized Mr. Preston with a transactional and retention bonus for his efforts in transactional matters and his promotion as an officer of Intrepid in 2019. Mr. Preston earned a portion of the retention bonus in 2020. Mr. Stone was awarded a guaranteed bonus for 2020 pursuant with his employment arrangement when hired in December 2019.

(3)
Represents the aggregate grant date fair value of awards of restricted stock and stock options, calculated in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. You can find information about the assumptions used to calculate these amounts below under the heading “Grants of Plan-Based Awards in 2021” and in Note 12 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021. For 2021, the aggregate grant date fair value of stock awards includes both the time-vesting restricted stock, and performance-vesting stock awards.

(4)
The amounts in this column represent annual cash bonuses earned under our 2021 Cash Bonus Program. In 2021, 30% of the target amount was paid in August 2021 for achievement of first half 2021 Adjusted EBITDA targets, with the remainder of the 2021 cash bonuses earned for each executive based on the full-year 2021 results, as adjusted by individual performance at the discretion of the Compensation Committee. See “Compensation Discussion and Analysis – Cash Bonuses” above for additional information.

(5)	The following table describes each component of the 2021 amounts in this column:
Name	Perquisites And Other Personal Benefits(a)	Group Life Insurance Premiums	Supplemental Long- Term Disability Premiums	Intrepid Contributions to 401(k) Plan	Tax Reimbursements	Total
Robert P. Jornayvaz III	$4,586	$463	$—	$2,500	$618	$8,167
E. Brian Stone	6,636	2,292	4,657	14,500	777	28,862
Matthew D. Preston	4,836	2,066	541	11,352	777	19,572
Robert E. Baldridge	986	2,292	2,863	14,500	710	21,351
Kyle R. Smith	4,586	2,239	—	12,215	675	19,715
(a)	These amounts represent payments for office parking or mass transit, gym membership fees, executive physicals, and the value of health or service awards.
(6)	Each of Mr. Stone and Mr. Smith joined the Company in December 2019. Mr. Preston was promoted to Chief Financial Officer in December 2021.
(7)
Mr. Baldridge was awarded equity in the form of both time-based restricted stock grants and performance-vesting restricted stock awards on March 11, 2021. Mr. Baldridge declined to sign his stock agreement and did not accept, thus forfeiting the equity awards in December 2020 and March 2021.

Grants of Plan-Based Awards in 2021
The following table provides information about plan-based awards granted to our executives in 2021:
	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts under Equity Incentive Plan Awards – Target(2)(3) (#)	All Other Stock Awards: Number of Shares of Stock or Units(3)(4) (#)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name and Award Type		Target(1) ($)	Maximum(1) ($)
Robert P. Jornayvaz III RSA –Performance RSA –Time
	12/23/21	—	—	32,203	—	$1,981,546
	12/23/21	—	—	—	43,839	1,899,982
E. Brian Stone RSA –Performance RSA–Time Bonus Program
	3/11/21	—	—	1,611	—	37,655
	3/11/21	—	—	—	1,067	37,686
	—	$77,636	$155,272	—	—	—
Matthew D. Preston RSA –Performance RSA–Time Bonus Program
	3/11/21	—	—	940	—	21,977
	3/11/21	—	—	—	622	21,969
	—	59,000	118,000	—	—	—
Robert E. Baldridge RSA –Performance(6) RSA–Time(6) Bonus Program
	3/11/21	—	—	2,490	—	58,216
	3/11/21	—	—	—	1,648	58,207
	—	119,949	239,898	—	—	—
Kyle R. Smith RSA –Performance RSA–Time Bonus Program
	3/11/21	—	—	1,275	—	29,810
	3/11/21	—	—	—	844	29,810
	—	61,414	122,828	—	—	—
(1)
Represents possible payouts that could have occurred under our 2021 Bonus Plan for executives, other than Mr. Jornayvaz. See “Compensation Discussion and Analysis – Cash Bonuses” above for additional information.

(2)
Represents estimated possible payouts that could have occurred under performance-vesting restricted stock awards. See “Compensation Discussion and Analysis – Equity Award” for additional information. Mr. Jornayvaz’s award could earn up to 48,305 shares if the highest level of performance is achieved. Mr. Jornayvaz’s award also vests in the event of death, disability, or a change in control. Prior to vesting, the awards may not be sold, assigned, or transferred in any way, other than by will or the laws of descent and distribution

(3)
Holders of restricted stock generally have the same voting, regular dividend, and other rights as holders of our common stock. With respect to any dividends to which holders are entitled under their award agreements, the dividend payment or distribution will be withheld and accrued by us and will be subject to the same vesting schedule as is applicable to the restricted stock and will be forfeited if the underlying restricted stock is forfeited.

(4)
Represents time-based restricted stock granted to executives. The awards vest in three equal annual installments beginning on the first anniversary of the grant date, subject to continued employment. See “Compensation Discussion and Analysis – Equity Award” for additional information. The awards also vest in the event of death, disability, or a change in control followed by a qualifying termination of employment.

(5)
Represents the aggregate grant date fair value of awards of restricted stock calculated in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. You can find information about the assumptions used to calculate these amounts in Note 12 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021. For Mr. Jornayvaz’s performance-vesting restricted stock awards, we estimated the grant date fair value of the award using the Monte-Carlo simulation valuation model, using the following assumptions in estimating the value of the award: 10-year risk-free interest rate of 1.3%; estimated volatility of 90.8%; dividend yield of 0%; and expected life of 6.0 years.

(6)	As discussed above, Mr. Baldridge did not accept his equity awards in March 2021

Outstanding Equity Awards at the End of 2021
The following table provides information regarding outstanding stock options and restricted stock held by our executives as of December 31, 2021.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Un-exercisable)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1)
Robert P. Jornayvaz III	3/12/2018(2)	62,327	93,491	$39.00	3/12/2028	—	—	—	—
	6/4/2017(3)	51,369	—	$22.90	6/4/2027	—	—	—	—
	11/8/2016(3)	60,000	—	$10.30	11/8/2026	—	—	—	—
	5/22/2019(4)	—	—	—	—	11,226	$479,687	—	—
	5/22/2019(5)	—	—	—	—	—	—	54,570	$2,331,776
	6/8/2020(4)	—	—	—	—	38,647	$1,651386	—	—
	6/8/2020(6)	—	—	—	—	—	—	94.518	$4,038,754
	12/23/2021(4)	—	—	—	—	43,839	$1,873,240	—	—
	12/23/2021(7)	—	—	—	—	—	—	48,305	$2,064,073
E. Brian Stone	12/15/2020(4)	—	—	—	—	4,100	$175,193	—	—
	3/11/2021(4)	—	—	—	—	1,067	$45,593	—	—
	3/11/2021(8)	—	—	—	—	—	—	1,611	$68,838
Matthew D. Preston	11/8/2016(3)	1,018	—	$10.30	11/8/2026	—	—	—	—
	12/15/2020(4)	—	—	—	—	2,665	$113,875	—	—
	3/11/2021(4)	—	—	—	—	622	$26,578	—	—
	3/11/2021(8)	—	—	—	—	—	—	940	$40,166
Robert E. Baldridge(9)	11/8/2016(3)	3,360	—	$10.30	11/8/2026	—	—	—	—
Kyle R. Smith	12/15/2020(4)	—	—	—	—	2,665	$113,875	—	—
	3/11/2021(4)	—	—	—	—	844	$36,064	—	—
	3/11/2021(8)	—	—	—	—	—	—	1,275	$54,481
(1)	Market value is based on the closing market price of our common stock on December 31, 2021 ($42.73 per share).
(2)
Award vests in three equal annual installments beginning on March 12, 2019, subject to continued employment; provided that, with respect to options covering 93,491 shares, no vesting occurs unless and until the volume-weighted average closing price of our stock for 20 trading days during the five-year period from the grant date to March 11, 2023, equals or exceeds $58.50 per share (a 50% increase from the grant price of $39.00 per share). Our stock price had not yet met this threshold as of December 31, 2021. The stock price threshold was met in March 2022.

(3)	Award was fully vested as of December 31, 2021.
(4)	Award vests in three equal annual installments beginning on the first anniversary of the grant date, subject to continued employment.
(5)
Award vests in three tranches, provided, however, that no vesting of a tranche will occur unless and until the volume-weighted average closing price of our common stock for 20 consecutive trading days meets the applicable price achievement goal for that tranche, on or before March 13, 2024, subject in all cases to continued employment. Each tranche is associated with a different three-year price compounded annual growth rate (“CAGR”) measured against our stock price of $36.80 per share. If a tranche is not earned during the first three years, then the award may be eligible to be earned and vest immediately based on the achievement of four-year and five-year CAGR price goals. Our stock price had not yet met any of the price achievement goals for any tranche as of December 31, 2021. However, our stock price met the thresholds for two of the three tranches in March 2022.

(6)
Award vests as follows: (i) 50% on the one-year anniversary of the fiscal quarter end in which the price achievement goal is met, and (ii) 50% on the two-year anniversary of the fiscal quarter end in which price achievement goal was met, subject to continued employment as of each vesting date; provided, however, that no vesting will occur unless and until our volume-weighted average closing price (“VWAP”) of our common stock for 20 consecutive trading days, as reported by the New York Stock Exchange, meets a threshold price target. The threshold price targets are based on various compounded annual growth rates for our stock price using a starting stock price of $13.80. The award may earn between 50% and 150% of the target number of shares based on the price achievement target that is met. The price achievement target to earn 150% of the target number of shares was meet during 2021, and 50% of the shares will vest in 2022, and 50% of the shares will vest in 2023, subject to continued employment. The number of shares shown in the table equals the number of shares earned at 150% of the target number of shares.

(7)
Award vests in two tranches based on the achievement of certain performance criteria. The amount shown in the table represents the number of shares that would be paid out upon vesting of the award the highest level of achievement at the 150% payout of the target number of shares. See “Compensation Discussion and Analysis – Equity Awards – Mr. Jornayvaz’s Equity Awards” for additional information.

(8)
Award vests in three equal annual installments if the issuer satisfies certain performance criteria for the relevant periods, subject to the reporting person's continued employment with the issuer through the vesting date. All performance criteria were met in 2021 and will vest subject to the continued employment with the issuer through the vesting date.

(9)	Mr. Baldridge did not accept his equity awards in December 2020 and March 2021.
Option Exercises and Stock Vested in 2021
The following table provides information about options exercise and restricted stock that vested in 2021 for each of our executives. None of our executives exercised options in 2021.
	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Robert P. Jornayvaz III	30,549	$1,006,591
E. Brian Stone	2,050	83,353
Matthew D. Preston	1,532	61,589
Robert E. Baldridge	707	26,265
Kyle R. Smith	1,332	54,159
(1)	Value was calculated by multiplying the number of shares that vested by the closing market price of our common stock on the vesting date.
Employment Agreement with Robert P. Jornayvaz III
We have entered into an employment agreement with Mr. Jornayvaz. In March 2019, we amended the agreement to extend its term for three years until April 18, 2022. The agreement was originally entered into in 2010.
You can find information about Mr. Jornayvaz’s actual 2021 salary, equity awards, and other compensation as approved by the Compensation Committee above under the heading “Compensation Discussion and Analysis.” Under his employment agreement, Mr. Jornayvaz is entitled to an annual salary of $100,000, subject to annual review by the Compensation Committee. Mr. Jornayvaz’s annual base salary was subsequently reduced to $50,000 by the Compensation Committee. The agreement also provides that the general intent is for Mr. Jornayvaz to receive a target annual bonus, with his actual target bonus and equity award for any year as determined by the Compensation Committee in its sole discretion. Mr. Jornayvaz also is entitled to all other benefits offered generally to our senior management.
If Mr. Jornayvaz’s employment is terminated for any reason, he would be entitled to the following benefits:
•	Payment of any salary, bonus, or other compensation earned but not yet paid to him through the date of termination
•	Rights to continued healthcare coverage as required by law
•
Payment of any amounts due as of the date of termination under any equity-based, welfare, or retirement plan or of any other amounts or benefits under these plans that, by their specific terms, extend beyond the date of termination

•	Rights with respect to D&O insurance
•	Rights under any separate change-in-control severance agreement or other agreement between us and him
He would not be entitled to severance, except as provided under his change-in-control severance agreement, which is described below under the heading “Potential Payments Upon Termination or Change-in-Control.”
Mr. Jornayvaz has agreed that during the term of his employment and for a period of 24 months after termination, he will not solicit our employees or compete with us in the potash business and any other business in which we are engaged during the term or at his termination date.

Potential Payments Upon Termination or Change-in-Control
This section describes and quantifies potential payments that may be made to each of our executives at, following, or in connection with the termination of his or her employment or as a result of a change in control of Intrepid. We did not make any changes in 2021 to executives’ potential termination and change-in-control benefits. For Mr. Jornayvaz, these benefits are provided under his employment agreement, his change-in-control severance agreement, and his equity award agreements. For our other executives, these benefits are provided under their change-in-control severance agreements or our broad-based change-in-control severance policy and under their equity award agreements. Executives are not entitled to severance benefits outside of a change in control.
Change in Control
Mr. Jornayvaz is entitled to full vesting on all outstanding equity awards upon a qualifying change in control. Each of our other executives is entitled to full vesting on all outstanding equity awards upon a qualifying termination of employment within six months following a change in control.
Qualifying Termination Following a Change in Control
If an executive’s employment is terminated by us without “Cause” or by him or her for “Good Reason” within 24 months of a change in control for Mr. Jornayvaz or within six months for our other current executives, the executive would be entitled to the following additional termination benefits:
•
A lump sum cash payment equal to (a) two times the executive’s annual salary, plus (b) two times the average of the actual annual bonus paid to him for the two preceding years for Mr. Jornayvaz or one times salary and bonus for our other current executives.

○
If the executive has not been employed through two full bonus cycles, the bonus portion of the calculation uses the average of the actual bonus paid for the most recently completed cycle and the current year target bonus.

○	If the executive has not been employed through one bonus cycle, the bonus portion of the calculation is based on the current year’s target bonus amount.
•	A lump sum cash payment equal to the current year’s target annual bonus, pro-rated for the length of time the executive was employed during the year prior to termination
•	Continuation of standard health and welfare benefits for up to two years for Mr. Jornayvaz or one year for our other current executives
•	Individual outplacement services up to a maximum of $5,000
The executive is not entitled to these benefits upon termination of employment for any other reason following a change in control, including a termination for “Cause,” or as a result of death or disability.
To receive the benefits described above, the executive is bound by non-solicitation provisions that prohibit the executive from hiring our employees or soliciting our business relations for a period of one year following the date of termination.
A “change in control” occurs if any one of the following events occurs:
•	Any individual, entity, or group (other than Messrs. Jornayvaz, Harvey, or Martin or their affiliates) becomes the beneficial owner of more than 30% of our voting securities.
•	The directors on our Board on the date on which the agreement was entered into, or directors nominated by those directors, cease to constitute at least two-thirds of the Board.
•
There is a merger, consolidation or other direct or indirect sale of Intrepid or its assets that will result in the voting securities of the successor entity being owned 30% or less by our voting securityholders prior to the transaction.

•	Our stockholders approve a complete plan of liquidation or dissolution.
“Cause” means any (a) conviction of, or pleading nolo contendere to, a felony; (b) engaging in theft, fraud, embezzlement, or willful misappropriation of our property; (c) violation of any of our policies or practices regarding discrimination or harassment that would be grounds for termination of one of our employees in general; or (d) willful failure to perform substantially the executive’s material duties that is not cured within 30 days.
“Good Reason” means (a) a reduction in the executive’s salary or annual bonus opportunity; (b) a material diminution in the executive’s responsibility or authority; (c) a change of more than 30 miles in the location at which the executive primarily performs his or her services; or (d) any material failure by us to comply with any material term of the executive’s change-in-control severance agreement. The executive is required to notify us of any of these events or conditions within 90 days, and we must fail to cure the event or condition within 30 days after notice.
Post-Employment or Change-in-Control Payments
The tables below quantify the post-employment and change-in-control payments to which our executives would be entitled upon the occurrence of the specified trigger events. All calculations assume that the termination of employment occurred on December 31, 2021.
Robert P. Jornayvaz III
Type of Compensation	Termination unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$100,000
Accelerated Vesting of Restricted Stock(1)	—	$4,004,314	$4,004,314
Accelerated Vesting of Performance Stock(1)	—	4,038,754	4,038,754
Accelerated Vesting of Stock Options(2)	—	—	—
Other Benefits – Health & Welfare(3)	—	29,109	29,109
Other Benefits – Outplacement Services	—	5,000	5,000
Total Post-Employment or Change-in-Control Compensation	—	$8,077,177	$8,177,177
E. Brian Stone
Type of Compensation	Termination unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$345,060
Prorated Bonus for Year of Termination	—	—	77,639
Accelerated Vesting of Restricted Stock(1)	—	—	220,786
Accelerated Vesting of Performance Stock(1)	—	—	68,838
Other Benefits – Health & Welfare(3)	—	—	45,525
Other Benefits – Outplacement Services	—	—	5,000
Total Post-Employment or Change-in-Control Compensation	—	—	$762,848
Matthew D. Preston
Type of Compensation	Termination unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$295,000
Prorated Bonus for Year of Termination	—	—	59,000
Accelerated Vesting of Restricted Stock(1)	—	—	140,454
Accelerated Vesting of Performance Stock(1)	—	—	40,166
Other Benefits – Health & Welfare(3)	—	—	45,525
Other Benefits – Outplacement Services	—	—	5,000
Total Post-Employment or Change-in-Control Compensation	—	—	$585,145

Robert E. Baldridge
Type of Compensation	Termination unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$299,873
Prorated Bonus for Year of Termination	—	—	119,949
Accelerated Vesting of Restricted Stock(1)	—	—	—
Accelerated Vesting of Performance Stock(1)	—	—	—
Other Benefits – Health & Welfare(3)	—	—	29,109
Other Benefits – Outplacement Services	—	—	5,000
Total Post-Employment or Change-in-Control Compensation	—	—	$453,931
Kyle R. Smith
Type of Compensation	Termination unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$245,655
Prorated Bonus for Year of Termination	—	—	61,416
Accelerated Vesting of Restricted Stock(1)	—	—	206,856
Accelerated Vesting of Performance Stock(1)	—	—	54,481
Other Benefits – Health & Welfare(3)	—	—	50,560
Other Benefits – Outplacement Services	—	—	5,000
Total Post-Employment or Change-in-Control Compensation	—	—	$623,968
(1)
Amount was calculated by multiplying the number of shares of restricted stock held on December 31, 2021, by the closing market price of our common stock on that date ($42.73 per share). Mr. Jornayvaz is entitled to full vesting on all restricted stock upon a qualifying change in control. The unvested performance stock granted to Mr. Jornayvaz in 2019 and 2021 would have accelerated in full upon assumed change in control on December 31, 2021. However, the payout amount for the 2019 and 2021 awards would have been zero because the performance thresholds had not been met as of December 31, 2021. The unvested performance stock granted to Mr. Jornayvaz in 2020 would have accelerated in full upon an assumed change in control on December 31, 2021, because the performance threshold had been met as of December 31, 2021. Other executives are entitled to full vesting on all restricted stock upon a qualifying termination of employment within six months following a change in control. Additionally, the unvested performance stock granted to other executives had met the performance threshold as of December 31, 2021, and the other executives are entitled to full vesting of these restricted shares upon a qualifying termination of employment within six months following a change in control.

(2)
Amount was calculated by multiplying the number of shares of common stock underlying the option held on December 31, 2021, by the difference between the closing market price of our common stock on that date ($42.73 per share) and the option exercise price. Mr. Jornayvaz is entitled to full vesting on all unvested stock options upon a qualifying change in control. Other executives are entitled to full vesting on all unvested stock options upon a qualifying termination of employment within six months following a change in control.

(3)
Health and welfare benefits continue until the earlier of two years for Mr. Jornayvaz and one year for other executives from the date of termination or when the executive obtains coverage under another employer’s medical plan.

Benefits on Death or Disability
Our salaried employees, including executives, are eligible for group life, accidental death, and disability insurance benefits upon a termination of employment due to death or disability. In addition, executives and other senior employees who hold equity awards are entitled to accelerated vesting on their unvested equity awards and all vested stock options remain exercisable for 12 months following the termination of employment due to death or disability. Assuming a termination of employment due to death or disability on December 31, 2021, the value of this accelerated vesting for each of our executives would have been as follows:
Name	Accelerated Vesting of Equity Awards
Robert P. Jornayvaz III	$8,043,068
E. Brian Stone	289,624
Matthew D. Preston	180,620
Robert E. Baldridge	—
Kyle R. Smith	261,337
Mr. Jornayvaz is eligible for long-term care insurance benefits upon a termination of employment due to disability. We estimate that Mr. Jornayvaz would be entitled to up to $2,500 per month in long-term care insurance benefits for the duration of the disability. Executives other than Mr. Jornayvaz are eligible for supplemental disability and long-term care insurance benefits upon a termination of employment due to disability. We estimate that these executives would be entitled to up to approximately $10,000 to $30,000 per month in supplemental disability and long-term care insurance benefits for the duration of the disability.

CEO PAY RATIO
This section provides information about the ratio of the 2021 annual total compensation of Mr. Jornayvaz, as our Executive Chairman and Chief Executive Officer, to the median of the 2021 annual total compensation of our other employees. The CEO pay ratio shown below is a reasonable estimate calculated in a manner consistent with SEC rules.
Mr. Jornayvaz’s 2021 annual total compensation as reported in the Summary Compensation Table above was $3,940,695. The 2021 annual total compensation of our median employee was $78,767. Thus, the ratio of Mr. Jornayvaz’s 2021 annual total compensation to the median of the 2021 annual total compensation of all other employees was 50.0 to 1.
We believe the pay ratio disclosed herein is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We determined our median employee based on taxable wages of each of our employees, excluding Mr. Jornayvaz, as of December 31, 2021. Our median employee is an equipment operator and did not receive any equity awards in 2021. After identifying the median employee based on 2021 total taxable wages, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2021 Summary Compensation Table above in this Proxy Statement. Because different companies use different methods to determine their estimated CEO pay ratio, the estimated CEO pay ratio above should not necessarily be used as a basis for comparisons between companies.

Director Compensation
Nonemployee Director Compensation Policy
The Governance Committee periodically reviews director compensation and, if appropriate, recommends any changes to the Board for its approval. Recommendations are typically based on a review of compensation for nonemployee directors of companies of comparable size to us based on general industry data collected by F. W. Cook. We did not make any significant changes to our director compensation in 2021.
Our director compensation program provides for the following compensation for nonemployee directors:
Annual cash retainer	$65,000
Annual grant of restricted stock with one-year vesting	$85,000
Additional annual cash retainer to each committee chairperson:
Audit Committee	$15,000
Compensation Committee	$10,000
Governance Committee	$7,500
Strategy Committee	$10,000
Additional annual cash retainer to each committee member:
Audit Committee	$10,000
Compensation Committee	$10,000
Governance Committee	$5,000
Cash retainers are generally paid in quarterly installments. The annual restricted stock grant is made at the first Board meeting after the Annual Meeting.
Director Compensation Table
The table below sets forth the compensation paid to or earned by our directors, other than Mr. Jornayvaz, whose compensation is reported above under the heading “Executive Compensation – 2021 Summary Compensation Table.” We do not provide any additional compensation to Mr. Jornayvaz for his service on the Board. For all other directors, the amounts reported in the table below represent compensation paid to or earned by them in accordance with our nonemployee director compensation policy, which is described below the table.
Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Chris A. Elliott	$100,000	$84,990	—	$184,990
Terry Considine(2)	$48,750	$84,990	—	$133,740
Hugh E. Harvey, Jr.(3)	$65,000	$84,990	—	$149,990
Lori A. Lancaster(4)	$49,554	$121,040	—	$170,594
Mary McBride	$105,000	$84,990	—	$189,990
Barth E. Whitham	$100,000	$84,990	—	$184,990
(1)
These amounts represent the aggregate grant date fair value of annual restricted stock awards granted on May 19, 2021 for all directors except for Ms. Lancaster, whose annual restricted stock award was granted November 30, 2021, calculated in accordance with financial statement reporting rules, excluding the effect of any estimated forfeitures. You can find information about the assumptions used to calculate these amounts in Note 12 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021. The awards, including Ms. Lancaster’s, vest in full on May 19, 2022, subject to the director’s continued service. The awards also vest in the event of death, disability, or a qualifying change in control.

Our directors held the following shares of restricted stock and vested stock options as of December 31, 2021:
Name	Shares of Restricted Stock	Vested Stock Options
Chris A. Elliott	3,307	—
Terry Considine	—	—
Hugh E. Harvey, Jr.	3,307	—
Lori A. Lancaster	2,945	—
Mary McBride	3,307	—
Barth E. Whitham	3,307	—
Information regarding restricted stock and vested stock options held by Mr. Jornayvaz is reported above under the heading “Executive Compensation – Outstanding Equity Awards at the End of 2021.”
(2)	Mr. Considine retired from the Board effective July 28, 2021.
(3)	Mr. Harvey retired from the Board effective February 25, 2022.
(4)
Ms. Lancaster was appointed to the Board effective July 28, 2021. Due to an administrative error, Ms. Lancaster did not receive her annual equity grant until November 30, 2021. Except for the grant date fair value price, all terms of Ms. Lancaster’s award were the same as the other directors. The number of shares granted to Ms. Lancaster were reduced to reflect her start date of July 28, 2021.

Security Ownership of Certain Beneficial Owners and Management
The table below sets forth information regarding the beneficial ownership of our common stock as of March 22, 2022, by the following persons:
•	each person or group who is known by us to own beneficially more than 5% of our common stock;
•	each member of our Board and each executive officer named in the Summary Compensation Table above; and
•	all members of our Board and current executive officers as a group.
The table is based on information that we received from these individuals and information disclosed in filings made with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options or other equity awards that are exercisable as of March 22, 2022, or will be exercisable within 60 days of that date, are considered outstanding and beneficially owned by the person holding the awards for the purpose of computing the total and percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
To our knowledge, none of our directors or executive officers has pledged as security any of the shares that they beneficially own. Unless otherwise noted, each of the stockholders listed below has sole voting and investment power (or under marital property laws, shares these powers with his spouse) with respect to the shares shown in the table below. Unless otherwise noted, the business address of each stockholder is c/o Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202.
Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of Shares Outstanding Beneficially Owned(1)
Stockholders Beneficially Owning More Than 5%
Robert P. Jornayvaz III	2,443,182(2)	17.3%
Teton Trust Company, as trustee of Clearway Trust	1,336,083(3)	9.8%
BlackRock, Inc.	969,518(4)	7.0%
Current Directors and Executives (in addition to Messrs. Jornayvaz, whose information is presented above)
Chris A. Elliott	34,290(5)	< 1%
Lori A. Lancaster	2,945(6)	< 1%
Mary McBride	11,480 (7)	< 1%
Barth E. Whitham	36,074(8)	< 1%
Robert E. Baldridge	3,525(9)	< 1%
Matthew D. Preston	16,065(10)	< 1%
Kyle Smith	7,818(11)	< 1%
E. Brian Stone	19,796(12)	< 1%
Current directors and executives, as a group (9 persons)	2,575,175	18.2%
(1)
The percentage ownership for each stockholder on March 22, 2022, was calculated by dividing (a) the total number of shares beneficially owned by the stockholder by (b) the number of shares of our common stock outstanding on March 22, 2022 (13,618,378), plus any shares the stockholder has the right to acquire as of March 22, 2022, or within 60 days of that date, through the exercise of stock options or other equity awards.

(2)
Represents (a) 1,720,923 shares held by IPC that are or may be deemed to be beneficially owned by Robert P. Jornayvaz III because of his position as the sole stockholder, sole director, and President of IPC, (b) 170,805 unrestricted shares, (c) 284,267 shares of restricted stock, and (d) 267,097 shares subject to stock options that are exercisable as of March 22, 2022, or within 60 days of that date.

(3)
Based solely on a Schedule 13G filed with the SEC on October 21, 2021, as updated by the Form 4 filed on March 25, 2022. The principal business office of Teton Trust Company LLC as Trustee of Clearway Trust is 36 E. Broadway, Suite 9-3, PO Box 490 Jackson, Wyoming 83001-0490, USA.

(4)	Based solely on a Schedule 13G/A filed with the SEC on February 3, 2022. The principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(5)	Represents (a) 30,983 unrestricted shares and (b) 3,307 shares of restricted stock.
(6)	Represents 2,945 shares of restricted stock.

(7)	Represents (a) 8,173 unrestricted shares and (b) 3,307 shares of restricted stock.
(8)	Represents (a) 32,767 unrestricted shares and (b) 3,307 shares of restricted stock.
(9)	Represents (a) 1,814 unrestricted shares and (b) 1,711 shares of restricted stock.
(10)	Represents (a) 5,118 unrestricted shares, (b) 9,929 shares of restricted stock, and (c) 1,018 shares subject to stock options that are exercisable as of March 22, 2022, or within 60 days of that date.
(11)	Represents (a) 1,408 unrestricted shares and (b) 6,410 shares of restricted stock.
(12)	Represents (a) 2,243 unrestricted shares and (b) 17,553 shares of restricted stock.

Certain Relationships and Related-Person Transactions
Policy on Transactions with Related Persons
Our Board has adopted a written policy with respect to related-person transactions. Under this policy, the Audit Committee must review and approve or ratify any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (a) we are a participant, (b) the aggregate amount involved will or may be expected to exceed $120,000, and (c) a related person has or will have a direct or indirect material interest. In addition, related-person transactions must be on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. For purposes of this policy, a “related person” means (a) any of our directors, executive officers, or nominees for director, (b) any stockholder that beneficially owns more than 5% of the outstanding shares of our common stock, (c) any immediate family member of the foregoing, and (d) any firm, corporation, or other entity in which any of the foregoing persons is employed or is a partner or other principal or has a substantial ownership interest (more than 10%) or control of the entity. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of us and our stockholders.
In addition, our Board-adopted Code of Business Conduct and Ethics provides that no director, officer, or employee may pursue for his or her own account a business or investment opportunity if he or she has obtained knowledge of the opportunity through his or her affiliation with us.
Our Board or the Audit Committee approved each of the arrangements described below under the heading “—Related-Person Transactions” pursuant to our policy when we originally entered into or agreed to it.
Related-Person Transactions
Set forth below is a description of transactions between us and our officers, directors, and greater than 5% stockholders since the beginning of 2021.
Director Designation and Voting Agreement
You can find more information about this agreement above under the heading “Corporate Governance–Director Designation and Voting Agreement.”
Registration Rights Agreement
Intrepid, IPC, and Harvey Operating and Production Company (“HOPCO”) are parties to a Registration Rights Agreement that was entered into in 2008. Mr. Jornayvaz is the sole owner of IPC, and Mr. Hugh Harvey, our former director, is the sole owner of HOPCO. Under this agreement, each of IPC and HOPCO has the right, in certain circumstances, to require us to register for sale the shares of common stock held by it. Subject to the terms and conditions of the agreement, each of IPC and HOPCO may make up to three demands for registration, one of which may require a shelf registration statement. In addition, IPC and HOPCO have piggyback registration rights that give them the right to have their shares included in a registration statement for certain future registered offerings by us. We will bear all costs of registration pursuant to the registration rights provided under this agreement. There were no costs associated with this agreement in 2021.
Office Sublease
In 2017, we entered into a sublease agreement with Peakview Oil Company, LLC (“Peakview”), an entity that is majority owned by Mr. Jornayvaz. Under the agreement, we sublease to Peakview a portion of our unused office space at our headquarters in Denver. The sublease agreement is made on the same general terms and conditions as the master lease under which we lease the office space. Peakview pays us approximately $500 per month in rent, as well as any additional fees and expenses imposed under our master lease relating to Peakview’s use. For 2021, Peakview paid us $6,108 under the agreement.
Transition Services Agreement
In 2008, we entered into a Transition Services Agreement with Intrepid Oil & Gas, LLC (“IOG”). IOG is owned in equal parts by IPC and HOPCO. In February 2019, we and IOG entered into an amendment to this agreement to extend the term of the agreement to April 24, 2021. Under this agreement, IOG may request specified employees of Intrepid or its subsidiaries (other than Messrs. Jornayvaz and Harvey) to provide a limited amount of geology, land title, and engineering services relating to IOG’s oil and gas ventures with payment by IOG to Intrepid for these services at cost plus 10%.
IOG is obligated to reimburse us for an amount equal to the sum of the following amounts:
•
The number of hours our employees spend performing services under the agreement for a month, multiplied by a cost per hour for each employee that takes into account actual gross wages, salaries, bonuses, incentive compensation, and payroll taxes of that employee, employee benefit plans attributable to the employee, and other benefits directly attributable to the employee, plus an amount equal to 10% of the employee cost per hour to ensure fairness of the arrangements to us

•	Out-of-pocket costs and expenses incurred by us during the month
The aggregate time spent by any employee of Intrepid or its subsidiaries on projects under the agreement is limited to 15% of their total working time for Intrepid. This limit may be exceeded only with the prior approval of our Board.
In addition, the parties to the Transition Services Agreement (a) acknowledge that IOG owns the rights that permit IOG to drill an oil and gas well at an agreed location near our Moab, Utah, mine; and (b) consent to and authorize the drilling of the well by IOG at its own expense, provided that the drilling does not interfere with our operations. IOG must reimburse us for any costs relating to IOG’s drilling of the well. If IOG determines in its sole discretion that the well is noncommercial for oil and gas production, and we agree that the well should be converted for use in our potash production, we will buy the well from IOG for a specified amount not to exceed $750,000 or IOG’s out-of-pocket cost for the drilling and related costs and expenses incurred by IOG to drill the well to the base of the potash zones. IOG must indemnify us for any damage to our Moab mine that is caused by the drilling of the well. For 2021, IOG paid us $9,556 for services under this agreement.
Aircraft Use
In 2009, we entered into an aircraft dry-lease agreement with Intrepid Production Holdings LLC (“IPH”), which is indirectly owned by Mr. Jornayvaz. The agreement allows us to use an aircraft owned by IPH for Intrepid business purposes on an as-needed basis. The agreement had an initial one-year term beginning on January 9, 2009, and thereafter automatically renews on a month-to-month basis. Either party may terminate the agreement on 30 days’ notice to the other party. Under the agreement, we pay $6,235 per flight hour for use of the aircraft. We are also responsible for taxes and insurance deductibles relating to our use of the aircraft. For 2021, we paid $231,942 to IPH under this agreement.
In 2014, we entered into an aircraft dry-lease agreement with Odyssey Adventures, LLC (“Odyssey”), which is indirectly owned by Mr. Harvey. The agreement allows us to use an aircraft owned by Odyssey for Intrepid business purposes on an as-needed basis. The agreement had an initial one-year term beginning on September 1, 2014, and thereafter automatically renews on a month-to-month basis. Either party may terminate the agreement on 30 days’ notice to the other party. Under the agreement, we pay $6,235 per flight hour for use of the aircraft. We are also responsible for taxes and insurance deductibles relating to our use of the aircraft. For 2021, we did not pay any amounts to Odyssey under this agreement.

Householding
We have adopted a practice called “householding.” This practice allows us to deliver only one copy of certain of our stockholder communications (such as the notice regarding the internet availability of proxy materials, our annual reports, or our proxy materials) to stockholders who have the same address and last name and who do not participate in email delivery of these materials, unless one or more of these stockholders notifies us that he or she would like to receive an individual copy of these notices or materials. If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Annual Meeting or for any future meetings or stockholder communications, please send your written request to Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202, Attention: Secretary, or call us at (303) 296-3006. Upon written or oral request, we will promptly deliver a separate copy to you. Similarly, you may also contact us through either of these methods if you receive multiple copies of proxy-related materials and other stockholder communications and would prefer to receive a single copy in the future.
Stockholder Proposals
A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement pursuant to SEC Rule 14a-8 must submit the proposal so that it is received by us no later than December 6, 2022, unless the date of our 2023 Annual Meeting is more than 30 days before or after May 19, 2023, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Secretary, Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202.
For stockholder proposals submitted outside of the SEC proposal rules, our Bylaws require that advance written notice in proper form of stockholder proposals for matters to be brought before an Annual Meeting be received by our Secretary not less than 90 days or more than 120 days before the first anniversary date of the immediately preceding Annual Meeting. Accordingly, notice of stockholder proposals for the 2023 Annual Meeting of Stockholders must be received by us between January 19, 2023 and February 18, 2023. If the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or 70 days after May 19, 2023, we must receive the proposal or nomination no earlier than the 120th day before the Annual Meeting date and no later than the 90th day before the Annual Meeting date, or the 10th day following the day on which public disclosure of the date of the 2023 Annual Meeting of Stockholders is made.
Annual Report on Form 10-K and Other SEC Filings
At your request, we will provide you with a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, without charge. You should send your written requests to Secretary, Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202. The exhibits to the annual report are available upon payment of charges that approximate our cost of reproduction.
You can also obtain copies of the annual report and exhibits, as well as other filings that we make with the SEC, on our website at investors.intrepidpotash.com or on the SEC’s website at sec.gov.

Other Matters
The Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
By Order of the Board of Directors,

Matt Preston
Chief Financial Officer
April 5, 2022

Appendix A
INTREPID POTASH, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Effective May 19, 2022)

i

ii

INTREPID POTASH, INC.
AMENDED AND RESTATED EQUITY INCENTIVE PLAN
(May 19, 2022)
1. ESTABLISHMENT AND PURPOSE
1.1
Establishment. The Plan was originally adopted by the Board of Directors and stockholders of the Company on April 20, 2008. The Plan was previously amended and restated effective May 29, 2012, May 24, 2016, May 31, 2017, and May 22, 2019. On April 4, 2022, the Board of Directors approved this amendment and restatement of the Plan, subject to the approval of the Company’s stockholders at the 2022 Annual Meeting of Stockholders. The Plan shall become effective upon the date on which the Plan is approved by the Company’s stockholders, which approval must occur within the period ending 12 months after the date the Plan was adopted by the Board. The Plan shall remain in effect as provided in Section 19. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Cash-Based Awards, and Other Stock-Based Awards in accordance with the terms hereof.

1.2
Purpose. The Plan is intended to enhance the ability of the Company and its Affiliates to attract and retain highly qualified officers, directors, key employees, and other individuals whose substantial contributions are essential to the continued growth and success of the business of the Company, to provide additional incentives for such individuals to whose efforts will result in the long-term growth and profitability of the Company and to further align the interests of such individuals with the interests of the stockholders of the Company.

2. DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1	“Acquiror” means as defined in Section 14.2.
2.2
“Affiliate” means with respect to the Company, (a) any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including without limitation, any Subsidiary, and (b) any corporation or other entity controlling, controlled by, or under common control with the Company, including any member of an affiliated group of which the Company is a common parent corporation or subsidiary corporation (within the meaning of Section 424 of the Code).

2.3	“Award” means a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards.
2.4
“Award Agreement” means the agreement or statement setting forth the terms and conditions applicable to each Award. Award Agreements and other Plan documents may be delivered or accepted electronically using electronic mail, the Internet or any other form of electronic communication. Each Award Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall govern, except to the extent the Plan would be considered to provide an additional benefit as determined under Sections 409A and 424 of the Code.

2.5	“Benefit Arrangement” means as defined in Section 13.
2.6	“Board” or “Board of Directors” means the board of directors of Intrepid Potash, Inc.
2.7	“Business Combination” means as defined in Section 2.10.
2.8	“Cash-Based Award” means an Award granted to a Participant, whose value is determined by the Committee, as described in Section 9.
2.9
“Cause” means, unless otherwise provided in the Award Agreement or any employment, consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate, (a) any breach of any written policy of the Company or an Affiliate that results in, or is reasonably expected to result in, material liability or loss to the Company or the Affiliate; (b) engaging in any conduct, action, or behavior that causes, or is reasonably expected to cause, material injury, monetarily or otherwise, to the Company or an Affiliate, including, but not limited to, misappropriation or conversion of assets of the Company or an Affiliate; (c) a conviction of or entry of a guilty plea or plea of nolo contendere to a felony; (d) a material breach by the Service Provider of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate; (e) the Service Provider’s material negligence or dereliction in the performance of, or failure to perform his or her duties of employment with the Company or an Affiliate, which remains uncured or continues after ten (10) days' notice thereof by the Company or an Affiliate; or (f) the Service Provider’s refusal or failure to carry out a lawful directive of the Company, an Affiliate, or any member of the Board or any of their respective designees, which directive is consistent with the scope and nature of the Service Provider’s responsibilities; in each instance, as determined in good faith by the Committee. Notwithstanding the foregoing, neither this provision nor any other provision of the Plan is intended to, and they shall not be interpreted in a manner that limits or restricts a Participant from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934).
2.10	“Change of Control” means and shall be deemed to have occurred upon the occurrence of any one of the following, unless otherwise provided in an Award Agreement:
(a)
the acquisition by any individual, entity, or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, other than any acquisition (i) directly from, or by, the Company, (ii) by a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, or (iii) by Robert P. Jornayvaz III or Hugh E. Harvey, Jr. (collectively the “Principals”), or by any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that is controlled by either or both of the Principals;

(b)
at any time during any 24-month period (not including any period ending prior to the Effective Date), the individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that no individual will be considered an Incumbent Director if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-12(c) promulgated under the Exchange Act) or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Company Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Company Proxy Contest;

(c)
consummation, in one transaction or a series or related transactions, of a reorganization, merger, or consolidation of the Company or sale or other disposition, direct or indirect, of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, the Persons who were the “beneficial owners” of outstanding voting securities of the Company immediately prior to such Business Combination “beneficially own,” by reason of such ownership of the Company’s voting securities immediately before the Business Combination, more than 50% of the combined voting power of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination; or

(d)	approval by those Persons holding the voting securities of the Company of a complete liquidation or dissolution of the Company.
A Person will not be deemed to be a member of a “group” for purposes of this definition solely by virtue of becoming party to an agreement with one or more Principals that requires such Person to vote the voting stock of the Company in a manner specified by the Principals.
2.11	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations, interpretations, and administrative guidance issued thereunder.
2.12
“Committee” means the Compensation Committee or other committee of the Board appointed by the Board to administer the Plan, or if no such committee is or has been appointed, the Board. The Committee or the Board may designate one or more subcommittees to (a) consist solely of persons who satisfy the applicable requirements of any stock exchange or national market system on which the shares of Stock may be listed and (b) consist solely of persons who qualify as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, with each such subcommittee having the power and authority delegated to it by the Committee or the Board, as applicable. Nothing in this definition shall be deemed to interfere with or prevent the Board or the Committee, as applicable, from delegating administrative authority under the Plan to specified officers or to other committees of the Board pursuant to Section 3.2.

2.13	“Company” means Intrepid Potash, Inc., a Delaware corporation.
2.14	“Corporate Event” means an event described in Section 14.1.
2.15
“Disabled” or “Disability” means, unless otherwise provided in an employment, consulting or other services agreement, if any, or Award Agreement between the Participant and the Company or an Affiliate, the Participant (i) is unable to perform the essential duties of the Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months, (ii) is permanently and totally disabled as defined in Section 22 of the Code, or (iii) has been determined to be totally disabled by the Social Security Administration.

2.16	“Dividend Equivalent” means a right granted under Section 11.
2.17	“Effective Date” means May 19, 2022, the effective date of the most recent amendment and restatement of the Plan. The initial effective date of the Plan was April 20, 2008.
2.18	“Employee” means any individual who is a common-law employee of the Company or an Affiliate determined in accordance with the Company’s standard personnel policies and practices.
2.19	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, or any successor act thereto.
2.20	“Exercise Price” means the price at which a share of Stock may be purchased by a Participant pursuant to the exercise of an Option.
2.21
“Fair Market Value” means the fair market value of a share of Stock as of a particular date, determined as follows: (a) the closing sale price reported for such share on the national securities exchange or national market system on which such stock is principally traded, or if no sale of shares is reported for such trading day, on the next preceding day on which a sale was reported, or (b) if the shares of Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

2.22
“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more of these persons (or the Participant) own more than fifty percent (50%) of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant or a trust or foundation for the exclusive benefit of any one or more of these persons.
2.23
“Good Reason” means, unless otherwise provided in the Award Agreement or any employment, consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate, without the Service Provider’s prior written consent: (a) a material reduction in the Service Provider’s base salary, (b) a material diminution of the Service Provider’s title, office, position or authority, excluding for this purpose an action not taken in bad faith and which is remedied within twenty (20) days after receipt of written notice thereof given by the Service Provider, (c) the assignment to the Service Provider of any duties inconsistent in an adverse respect with the Service Provider’s position (including reporting requirements), authority, or material responsibilities, or the removal of the Participant’s authority or material responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Company within twenty (20) days after receipt of notice thereof given by the Service Provider, (d) a transfer of the Service Provider’s primary workplace by more than fifty (50) miles from the current workplace without the Service Provider’s consent, or (e) a material breach of any term of any employment, consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate by the Company which is not remedied within twenty (20) days after receipt of written notice thereof given by the Service Provider.

2.24
“Grant Date” means, as determined by the Committee, the latest to occur of (a) the date on which the Committee approves an Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 5, or (c) such other date as may be specified by the Committee in the Award Agreement.

2.25	“Grant Price” means the per share exercise price of a Stock Appreciation Right granted to a Participant under Section 7.
2.26	“Incentive Stock Option” means an Option to purchase shares of Stock designated as an Incentive Stock Option that is intended to meet the requirements of Section 422 of the Code.
2.27	“Incumbent Directors” means as defined in Section 2.10.
2.28	“Non-Qualified Stock Option” means any Option other than an Incentive Stock Option.
2.29
“Option” means an option to purchase one or more shares of Stock at a stated or formula price for a specified period of time. An Option granted under the Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.30	“Other Agreement” means as defined in Section 13.
2.31	“Other Stock-Based Award” means an Award that is granted to a Participant under Section 10.
2.32	“Parachute Payment” means as defined in Section 13.
2.33	“Participant” means any eligible individual as defined in Section 5 who holds one or more outstanding Awards under the Plan.
2.34
“Performance Award” means an Award made subject to the achievement of Performance Goals granted under Section 9, denominated in shares of Stock (“Performance Shares”) or units in the form of a bookkeeping entry representing the equivalent of shares of Stock (“Performance Units”), or a Cash-Based Award in the form of a bookkeeping entry, subject to the terms of the Plan, the value of which at the time it is payable in Stock or cash is determined based upon the extent to which the corresponding Performance Goals have been achieved.

2.35	“Performance Goals” means as defined in Section 9.2.

2.36
“Performance Period” means the period of time during which the Performance Goals must be achieved in order to determine the degree of vesting or payout with respect to an Award. Performance Periods may overlap.

2.37	“Person” means as defined in Section 2.10.
2.38	“Plan” means this Intrepid Potash, Inc. Amended and Restated Equity Incentive Plan (originally adopted as the Intrepid Potash, Inc. 2008 Equity Incentive Plan).
2.39	“Principals” means as defined in Section 2.10.
2.40	“Restricted Stock” means an Award of shares of Stock granted under Section 8.
2.41	“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of shares of Stock granted under Section 8.
2.42
“Restriction Period” means the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based upon the passage of time, the achievement of Performance Goals or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Sections 8.3 and 8.4.

2.43	“Securities Act” means the U.S. Securities Act of 1933, as it may be amended from time to time, or any successor act thereto.
2.44
“Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive. Notwithstanding the foregoing, solely with respect to any Award that is subject to Section 409A of the Code and payable upon a termination of Service, a Participant shall be considered to have terminated Service with the Company or an Affiliate only when the Participant incurs a “separation from service” with respect to the Company or an Affiliate within the meaning of Section 409A(a)(2)(A)(i) of the Code.

2.45	“Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.
2.46	“Stock” or “Common Stock” means a share of Intrepid Potash, Inc., common stock, $0.001 par value per share.
2.47	“Stock Appreciation Right” or “SAR” means an Award granted under Section 7.
2.48	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
2.49
“Substitute Awards” means Awards granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or a Subsidiary or an Affiliate or with which the Company or Subsidiary or Affiliate combines. The terms and conditions of any Substituted Awards shall comply with the requirements for substitutions of awards made in connection with a corporate transaction or certain other adjustments that are not treated as modifications under Treas. Reg. Section 1.424-1 and Section 409A of the Code, as applicable.

2.50	“Withholding” means as defined in Section 12.
3.	PLAN ADMINISTRATION
3.1	General. The Plan shall be administered by the Committee, which shall have full power and authority to take all actions and to make all determinations as are required or permitted under the Plan.
(a)
In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the eligible individuals described in Section 5, determine the Awards to be made pursuant to the Plan, or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price (or Grant Price), determine the period and manner in which an Option (or Stock Appreciation Right) becomes exercisable, establish the duration and nature of Restricted Stock or Restricted Stock Unit restrictions, establish the terms and conditions of Performance Awards, and establish such other terms and requirements of the various Awards under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form of the Award Agreements that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein.
(b)
The Committee may amend, modify, or supplement the terms of any outstanding Award including, but not limited to, amending an Award or exercising discretion under an Award or under the Plan to: (i) accelerate the date on which an Award becomes vested, exercisable, or transferable, (ii) extend the term of any Award, including the period following the termination of the Service Provider’s Service to the Company during which the Award shall remain outstanding, (iii) waive any conditions with regard to vesting, exercisability, or transferability of an Award, and (iv) recognize differences in local law, tax policy, or custom with regard to Awards made to foreign nations or individuals who are employed outside the United States. Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right that causes the Option or Stock Appreciation Right to become subject to Section 409A of the Code, without the Participant’s written consent; provided, however, appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 14.

(c)
As a condition to any Award, the Committee shall have the right, in its discretion, to require Participants to return to the Company Awards previously granted under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Award shall be upon such terms and conditions as are specified by the Committee at the time the new Award is granted. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Participant. Furthermore, the Committee may annul an Award if the Participant is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

(d)
The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding, final and conclusive for all purposes and on all persons.

3.2
Delegation by the Committee or the Board. The Committee or the Board may, from time to time, delegate to one or more officers of the Company, and the Board may delegate to one or more committees of the Board (including committees of the Board consisting solely of one or more members of the Board who are also officers of the Company), the power and authority to grant or document Awards under the Plan to specified groups of eligible individuals, subject to such restrictions and conditions as the Committee or the Board, in their sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee or the Board shall determine. To the extent that the Committee or the Board has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee’s exercise of authority in determining such terms and conditions shall be construed to include the officer or officers, or the Board committee or committees, to whom the Committee or the Board has delegated the power and authority to make such determination. However, no delegation will be made if it would (a) result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (b) result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act, or (c) be impermissible under the Delaware General Corporation Law.
3.3
Limitations on Authority. The Committee shall, in exercising its discretion under the Plan, comply with all contractual and legal obligations of the Company or the Committee in effect from time to time, whether contained in the Company’s charter, bylaws, or other binding contract, or in the Compensation Committee’s charter, or in applicable law.

3.4
Deferral Arrangement. The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish in accordance with Section 409A of the Code, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits into deferred Stock units.

3.5	No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or any Award Agreement.
3.6
Book Entry. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of electronic or other forms of book-entry.

4.	STOCK SUBJECT TO THE PLAN
4.1
Number of Shares. Subject to adjustment as provided in Section 4.3 and 14.1 and as of the Effective Date, the total number of shares of Stock authorized for Awards granted under the Plan will equal the sum of 600,000 shares, plus the number of shares that were available for the grant of Awards under the Plan as of the Effective Date. After the Effective Date, no Awards may be granted under a previous version of the Plan. Any or all of these shares shall be available for delivery for Awards of Incentive Stock Options. Stock issued or to be issued under the Plan shall be either (a) authorized but unissued shares or, (b) to the extent permitted by applicable law, issued shares that have been reacquired by the Company or any Subsidiary.

4.2	Individual Award Limits.
(a)	Individual Award Limits. Subject to adjustment as provided in Section 14, the following limits will apply to the grant of any Award under the Plan:
(i)
Options and Stock Appreciation Rights: No Participant may be granted within any calendar year one or more Options or Stock Appreciation Rights that in the aggregate are for more than 200,000 shares of Stock reserved for issuance under the Plan, plus an additional aggregate of 200,000 shares of Stock reserved for issuance under the Plan for one-time awards to a newly hired or newly promoted Participant.

(ii)
Awards of Restricted Stock and Restricted Stock Units: No Participant may be granted within any calendar year one or more Awards of Restricted Stock and Restricted Stock Units subject to vesting conditions based on the attainment of performance goals for more than an aggregate of 400,000 shares of Stock reserved for issuance under the Plan.

(iii)
Performance Shares and Performance Units: No Participant may be granted within any calendar year one or more Awards of Performance Shares and Performance Units that could result in the Participant receiving pursuant to those Performance Shares and Performance Units more than 450,000 shares of Stock reserved for issuance under the Plan.

(iv)
Cash-Based Awards: No Participant may be granted within any calendar year one or more Cash-Based Awards that could result in the Participant receiving pursuant to those Cash-Based Awards more than $10,000,000.

(b)	Limits on Payments and Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate amount of cash compensation (including annual retainers and other fees, whether or not granted under the Plan) plus the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-employee Director during any single calendar year may not exceed $600,000. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit in the year the compensation is earned, and not the year paid in the event it was deferred.
(c)
Minimum Vesting Requirement for Full Value Awards. No Award other than an Option or Stock Appreciation Right (a “Full Value Award”) granted on or after the Effective Date may vest in less than one year from its Grant Date. Notwithstanding the foregoing, up to 5% of the available shares of Stock authorized for issuance under the Plan as of the Effective Date may vest (in full or in part) in less than one year from their Grant Dates (the “5% Basket”). In addition, any Full Value Award granted under the Plan may vest in full or in part upon death or disability of the Participant, or upon a Change in Control of the Company (whether on an automatic or discretionary basis), and such vesting shall not count against the 5% Basket.

4.3
Share Counting. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem Awards) and make adjustments in accordance with Section 14. If the Exercise Price of any Option granted under the Plan, or if pursuant to Section 12 the tax withholding obligation of any Participant with respect to an Option or Stock Appreciation Right, is satisfied by tendering shares of Stock to the Company (either by actual delivery or by attestation) or by withholding shares of Stock, in any case the number of shares of Stock tendered or withheld shall not be again available for purposes of determining the maximum number of shares of Stock available for Awards under the Plan. Furthermore, the following shares shall not be added to the shares of Stock authorized for grant under the Plan: (a) shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof, and (b) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options. To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award (except in the case of a Stock Appreciation Right as described in the previous sentence), or otherwise terminated without delivery of shares to the Participant, the shares of Stock retained or returned to the Company will be available under the Plan. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the shares available for Awards under the Plan. Any shares of Stock that again become available for Awards under the Plan pursuant to this Section shall be added as one share for every one share subject to Options, Stock Appreciation Rights, or other Awards granted under the Plan.

4.4
Substitute Awards. Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or the limitations on grants to a Participant under Section 4.2, nor shall shares of Stock subject to a Substitute Award be added to the shares available for Awards under the Plan as provided above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors of the Company or any Subsidiary prior to such acquisition or combination.

5.	ELIGIBILITY AND PARTICIPATION
Individuals eligible to participate in this Plan include all Service Providers of the Company or any Affiliate; provided, however, to the extent required under Section 409A of the Code, an Affiliate of the Company shall include only an entity in which the Company possesses at least twenty percent (20%) of the total combined voting power of the entity’s outstanding voting securities or such other threshold ownership percentage permitted or required under Section 409A of the Code. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted. An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Only Awards granted pursuant to a duly approved Award Agreement (the form of which has been approved by the Company or the Committee) which has been executed and timely returned to the Company within the time limit set forth in such Award Agreement will be considered validly granted under the Plan.
6.	STOCK OPTIONS
6.1
Grant of Options. Subject to the provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, it its sole discretion; provided that Incentive Stock Options may be granted only to eligible Employees of the Company or of any parent corporation or subsidiary corporation (as permitted by Section 422 of the Code).

6.2
Award Agreement. Each Option granted under the Plan shall be evidenced by an Award Agreement that shall specify the Exercise Price, the number of shares of Stock covered by the Option, the maximum duration of the Option, the conditions upon which an Option shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

(a)
Exercise Price. The Exercise Price for each Option shall be as determined by the Committee and shall be specified in the Award Agreement. The Exercise Price shall be: not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date; provided, however, that the foregoing minimum Exercise Price shall not apply to Substitute Awards. In no case shall the Exercise Price of any Option be less than the par value of a share of Stock.

(b)	Number of Shares. Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.
(c)
Term. Each Option shall terminate as set forth in the Award Agreement and all rights to purchase shares of Stock shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of the Grant Date.

(d)
Restrictions on Exercise. The Award Agreement shall set forth any installment or other restrictions on exercise of the Option during the term of the Option. Each Option shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee. An Award Agreement may provide that the period of time over which an Option other than an Incentive Stock Option may be exercised shall be automatically extended if on the scheduled expiration date of the Option the Participant’s exercise of such Option would violate applicable securities laws or the Company’s insider trading policy as in effect from time to time; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date and the extended exercise period shall end not later than 30 days after the exercise of such Option would first no longer violate such laws or policy (the “Extended Exercise Period”). The Award Agreement may also provide for the automatic exercise of any such Option in which the Fair Market Value of a share of Stock (as determined on the first day of the Extended Exercise Period in which the exercise would no longer violate such laws or policy) exceeds the Exercise Price by delivery to the Participant shares of Stock equal to such excess amount, less any required tax withholding.

6.3	Exercise of Option.
(a)
Manner of Exercise. An Option granted hereunder shall be exercised, in whole or in part, by providing written or electronic notice, on a form provided by the Company, to an employee as designated by the Company, or by complying with any alternative exercise procedures that may be authorized by the Committee, specifying the number of shares of Stock to be purchased and accompanied by full payment of the Exercise Price for the shares and satisfaction of any tax withholding requirements.

(b)
Payment. A condition to the issuance or other delivery of shares of Stock as to which an Option shall be exercised shall be the payment of the Exercise Price and satisfaction of any tax withholding requirements. The Exercise Price of an Option shall be payable to the Company in full, in any method permitted under the Award Agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tendering (either by actual delivery or by attestation) unrestricted shares of Stock already owned by the Participant on the date of surrender, subject to such terms, conditions and limitations as the Company may determine, to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant, (iii) any other method approved or accepted by the Committee in its sole discretion, including, but not limited to (A) a cashless (broker-assisted) exercise that complies with all applicable laws or (B) withholding of shares of Stock otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price or (iv) any combination of the foregoing. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

(c)
Delivery of Shares. Promptly after the exercise of an Option by a Participant and the payment in full of the Exercise Price, such Participant shall be entitled to the issuance of certificates evidencing such Participant’s ownership of the shares of Stock purchased upon exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of certificates through the use of electronic or other forms of book-entry.

6.4
Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

6.5	Limitations on Incentive Stock Options.
(a)
General; Initial Exercise. Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine necessary to qualify such Option as an Incentive Stock Option. Any Incentive Stock Option granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an Incentive Stock Option under Section 422 of the Code. The aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the shares of Stock shall be determined as of the Grant Date and each Incentive Stock Option shall be taken into account in the order granted.

(b)
Ten Percent Stockholders. An Incentive Stock Option granted to a Participant who is the holder of record of more than ten percent (10%) of the combined voting power of all classes of stock of the Company shall have an Exercise Price at least equal to one hundred and ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date of the Option and the term of the Option shall not exceed five (5) years.

(c)	Notification of Disqualifying Disposition. If any Participant shall make any disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), the Participant shall notify the Company of such disposition within ten (10) days thereof.
6.6
Transferability. Except as provided in Section 6.7, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise an Option. Except as provided in Section 6.7, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

6.7
Family Transfers. If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 6.7, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 6.7, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 6.7 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement.

6.8
Rights of Holders of Options. Unless otherwise stated in the applicable Award Agreement and subject to Section 11, an individual holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 14, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

7.	STOCK APPRECIATION RIGHTS
7.1
Grant of Stock Appreciation Rights. Subject to the provisions of this Plan, Stock Appreciation Rights may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights that are granted in tandem with an Option, or any combination thereof.

7.2
Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the Grant Price, the number of shares of Stock covered by the Stock Appreciation Right, the maximum duration of the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan.

(a)
Grant Price. The Grant Price for each Stock Appreciation Right shall be determined by the Committee and shall be specified in the Award Agreement. Other than with respect to Substitute Awards, the Grant Price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date of the Stock Appreciation Right.

(b)	Number of Shares. Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.
(c)
Term. Each Stock Appreciation Right shall terminate and all rights with respect to the Stock Appreciation Right shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Stock Appreciation Rights shall be exercisable later than the tenth (10th) anniversary of the Grant Date.

(d)	Restrictions on Exercise. The Award Agreement shall set forth any installment or other restrictions on exercise of the Stock Appreciation Right during its term. Each Stock Appreciation

Right shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee (including based on achievement of Performance Goals or future service requirements). An Award Agreement may provide that the period of time over which a Stock Appreciation Right may be exercised shall be automatically extended if on the scheduled expiration date of the Stock Appreciation Right the Participant’s exercise of such right would violate applicable securities laws or the Company’s insider trading policy as in effect from time to time; provided, however, that during such extended exercise period the Stock Appreciation Right may only be exercised to the extent the right was exercisable in accordance with its terms immediately prior to such scheduled expiration date and the extended exercise period shall end not later than 30 days after the exercise of such Stock Appreciation Right would first no longer violate such laws. The Award Agreement may also provide for the automatic exercise of any such Stock Appreciation Right in which the Fair Market Value of a share of Stock (as determined on the first day of the Extended Exercise Period in which the exercise would no longer violate such laws or policy) exceeds the Grant Price by delivery to the Participant shares of Stock equal to such excess amount, less any required tax withholding.
7.3
Exercise of Stock Appreciation Right. A Participant desiring to exercise a Stock Appreciation Right shall give written or electronic notice, on a form provided by the Company, of such exercise to the Company with the information the Company deems reasonably necessary to exercise the Stock Appreciation Right. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a share of Stock on the date of exercise over the Grant Price; by
(b)	The number of shares of Stock with respect to which the Stock Appreciation Right is exercised.
Notwithstanding the foregoing provisions of this Section 7.3 to the contrary, the Committee may establish and set forth in the Award Agreement a maximum amount per share of Stock that will be payable upon the exercise of a Stock Appreciation Right. At the discretion of the Committee, the payment upon exercise may be in cash, shares of Stock or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination as to the form of settlement shall be set forth in the Award Agreement.
7.4
Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding shares of Stock subject to the Option or Stock Appreciation Right that were granted in tandem with such Stock Appreciation Right and Option.

7.5
Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Appreciation Rights issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Any Stock Appreciation Right issued in tandem with an Option shall be exercisable following termination of the Participant’s Service to the same extent that its related Option is exercisable following the Participant’s termination of Service.

7.6
Transferability. A Stock Appreciation Right shall only be transferable upon the same terms and conditions with respect to transferability as are specified in Sections 6.6 and 6.7 with respect to Options.

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS
8.1
Grant of Restricted Stock or Restricted Stock Units. Subject to the provisions of this Plan, the Committee at any time and from time to time, may grant shares of Restricted Stock or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

8.2	Award Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an

Award Agreement that shall specify the Restriction Period, the number of shares of Restricted Stock or the number of Restricted Stock Units granted and such other provisions as the Committee shall determine.
8.3
Restrictions on Transfer. Except as provided in this Plan or an Award Agreement, the shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the Restriction Period established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction or any other conditions, as specified by the Committee, in its sole discretion. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4
Forfeiture; Other Restrictions. The Committee may impose such other conditions and restrictions on any shares of Restricted Stock or Restricted Stock Units as it may deem advisable including a requirement that the Participant pay a specified amount to purchase each share of Restricted Stock, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting following the attainment of the Performance Goals, time-based restrictions or restrictions under applicable laws or under the requirements of any stock exchange or market upon which shares of Stock are then listed or traded, or holding requirements or sale restrictions placed on the shares of Stock by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

8.5
Restricted Stock Units. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement. Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.

8.6
Termination of Service. Unless otherwise provided by the Committee in the applicable Award Agreement, upon the termination of a Participant’s Service with the Company or an Affiliate, any shares of Restricted Stock or Restricted Stock Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Participant shall have no further rights with respect to such Awards, including but not limited to any right to vote Restricted Stock or any right to receive dividends or Dividend Equivalents with respect to Restricted Stock or Restricted Stock Units.

8.7	Stockholder Privileges. Unless otherwise determined by the Committee and set forth in the Award Agreement:
(a)
A Participant holding shares of Restricted Stock shall generally have the rights of stockholder to vote the shares or Restricted Stock during the Restriction Period. The Committee may provide in an Award Agreement that the holder of such Restricted Stock shall be entitled to receive ordinary cash dividends actually paid with respect to the Restricted Stock in accordance with and subject to Section 11.

(b)
A Participant holding Restricted Stock Units shall have no rights of a stockholder of the Company with respect to the Restricted Stock Units. The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive Dividend Equivalents in accordance with and subject to Section 11.

9.	PERFORMANCE BASED COMPENSATION
9.1
Grant or Vesting of Award Subject to Objective Performance Goals. The Committee may, in its discretion, condition the grant, vesting, or payment of an Award on the attainment of one or more pre-established objective Performance Goals. Subject to the terms of the Plan, the Committee may grant Performance Shares, Performance Units and/or Cash-Based Awards in such amounts and upon such terms as the Committee shall determine. A Performance Share, Performance Unit or Cash-Based Award entitles the Participant to receive shares of Stock or cash upon the attainment of performance goals and/or satisfaction of other terms and conditions determined by the Committee when the Award is granted and set forth in the Award Agreement.

9.2
Establishment of Performance Goals. All Performance Goals (and any exclusions) established pursuant to this Section 9.2 shall be established by the Committee within 90 days after the beginning of the period of service to which the Performance Goal relates (or such other period of time as determined by the Committee in its sole discretion). Performance Goals means one or more goals determined by the Committee, in its discretion, with respect to an Award for a Performance Period. The Performance Goals may provide for a targeted level or levels of performance for a Performance Period based on one or more of the following measures: (a) absolute or relative total shareholder return; (b) return on assets, return on equity, or return on capital employed; (c) earnings per share, corporate or business-unit net income, net income before unusual, infrequently occurring, or non-recurring items, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization; (d) cash flow from operations; (e) gross or net revenues or gross or net margins; (f) levels of operating expense or other expense items reported on the income statement; (g) measures of customer satisfaction and customer service; (h) safety; (i) annual or multi-year production or average production growth; (j) annual or multi-year sales or average sales growth; (k) annual or multi-year production or sales volume; (l) annual or multi-year absolute or per-unit operating and maintenance costs; (m) satisfactory completion of a project or organizational initiative with specific criteria set in advance by the Committee; (n) debt ratios or other measures of credit quality or liquidity; (o) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Committee; (p) annual or multi-year “net-back” sales or the introduction of new products in accordance with specific goals set in advance by the Committee; (q) compliance with Section 404 or other provisions of the Sarbanes-Oxley Act of 2002 or with other laws, regulations or policies; (r) staffing and retention; (s) capital expenditures or investments; (t) milestones relating to sales, production, or capital projects; or (u) such other criteria established by the Committee (the “Performance Goals”). Any performance goals that are financial metrics may be determined in accordance with U.S. generally accepted accounting principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The measures may, at the discretion of the Committee, be based on pro forma numbers and may, as the Committee specifies, either include or exclude the effect of payment of the incentives payable under this Plan and any other incentive or bonus plans of the Company. The Performance Goals may differ from Participant to Participant. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with GAAP, or (o) the effect of changes in other laws or regulatory rules affecting reported results. The Performance Goals applicable to a particular Award shall be set forth by the Committee in the Award Agreement.

9.3
Value of Performance Shares, Performance Units and Cash-Based Awards. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the Grant Date. Each Performance Unit shall have an initial value representing the equivalent of a share of Stock. Each Cash-Based Award shall have a value as determined by the Committee. The Committee shall set Performance Goals in its discretion which, depending upon the extent to which the Performance Goals are achieved, will determine the number and/or value of Performance Shares or Performance Units and Cash-Based Awards that will be paid to the Participant.

9.4
Achievement of Performance Goals; Earning of Awards. Subject to the terms of the Plan, after the applicable Performance Period has been completed, the Committee shall certify prior to the grant, vesting, or payment of any Award that the applicable Performance Goals have been satisfied. Except as may otherwise be provided herein or as may otherwise be contained in the Award Agreement, in the event that the Performance Goals are not satisfied, the Award shall not be granted or become vested or payable, as applicable except as otherwise determined by the Committee.
9.5
Payment of Performance Awards. The time and form of payment of Performance Awards earned by the Participant shall be as determined by the Committee and be set forth in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares, Performance Units and Cash-Based Awards in the form of cash or in shares of Stock (or in a combination thereof) following the Committee’s determination of actual performance against the performance goals and/or other terms and conditions established by the Committee. Any payment of shares of Stock or cash may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. The Committee may provide in an Award Agreement for the payment of Dividend Equivalents in accordance with and subject to Section 11.

9.6
Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares or Performance Units or Cash-Based Awards following termination of Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Awards of Performance Shares or Performance Units or Cash-Based Awards and may reflect distinctions based upon the reason for termination.

9.7
Transferability. Except as otherwise provided in an Award Agreement, Performance Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by the laws of descent and distribution.

9.8
Stockholder Rights. A Participant receiving a Performance Share, Performance Unit or Cash-Based Award shall have the rights as a stockholder only as to shares of Stock, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to shares of Stock subject to the Award but not actually issued to such Participant.

10.	OTHER STOCK-BASED AWARDS
From time to time during the duration of this Plan, the Committee may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may (a) acquire shares of Stock under the Plan, whether by purchase, outright grant, or otherwise, or (b) receive an Award, whether payable in cash or in Stock, the value of which is determined, in whole in part, based on the value of Common Stock. Any such arrangements shall be subject to the general provisions of this Plan and all cash payments or shares of Stock issued pursuant to such arrangements shall be made under this Plan. The Committee may provide in an Award Agreement for the payment of Dividend Equivalents in accordance with and subject to Section 11.
11.	DIVIDENDS AND DIVIDEND EQUIVALENTS
Subject to the terms of the Plan and any applicable Award Agreement, a Participant shall, if so determined by the Committee, be entitled to receive dividends or Dividend Equivalents, with respect to the shares of Stock covered by the Award. The Committee may provide that any dividends paid on shares of Stock subject to an Award must be reinvested in additional shares of Stock; provided, however, that notwithstanding anything to the contrary elsewhere provided in the Plan, in no event may dividends and Dividend Equivalents be paid currently on unvested Awards until and to the extent the Award is earned and vested, although the amounts can be accumulated. Notwithstanding the award of Dividend Equivalents or dividends, a Participant shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt. All distributions, if any, received by a Participant with respect to an Award as a result of any split, Stock dividend, combination of shares of Stock, or other similar transaction shall be subject to the restrictions applicable to the original Award. Notwithstanding anything to the contrary in the Plan, in no event shall Dividend Equivalents be payable or granted in connection with any Options or Stock Appreciation Awards.
12.	TAX WITHHOLDING
The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes, domestic or foreign, of any kind required by law with respect to the vesting of or other lapse of restrictions applicable to Awards or upon the issuance of any shares of Stock or payment of any kind upon the exercise of any Options or Stock Appreciation Rights. At the time of such vesting, lapse, payment, or exercise, the Participant shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.
In accordance with any procedures that may be determined by the Committee, the Participant may elect to have shares of Stock withheld or to deliver shares to satisfy withholding for federal, state and local income taxes and employment taxes that are applicable to the taxable income (“Withholding”) obligations, at rates determined by the Committee or its designee. The Participant may elect to satisfy Withholding obligations, in whole or in part, (a) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Participant or (b) by delivering to the Company or the Affiliate shares of Stock already owned by the Participant (for any period as may be required by the Company). The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value not in excess of such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Committee as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 12 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. Furthermore, any shares withheld shall be withheld at rates not to exceed to minimum statutory rate, or any other rate that will not cause an adverse accounting consequence or cost, subject to the discretion of the Administrator and in accordance with Company policies.
13.	PARACHUTE LIMITATIONS
Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding that expressly or impliedly modifies or excludes application of this Section 13 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Awards held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (b) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (b) of the preceding sentence, then the Committee shall have the right, in its sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.
14.	EFFECT OF CHANGES IN CAPITALIZATION
14.1
Changes in Stock. The number of shares of Stock for which Awards may be made under the Plan, the individual Award share and dollar limits in Section 4.2, and the Exercise Price or Grant Price of outstanding Awards shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any merger, consolidation, spin-off, recapitalization, reclassification, split, reverse split, combination, exchange, dividend or other distribution (whether in cash, shares of Stock, or other property, other than a regular cash dividend) or for any other increase or decrease in such shares of Stock effected without receipt of consideration by the Company or similar transaction or other change in corporate structure affecting the shares of Stock or the value thereof occurring after the Effective Date (any such event hereafter referred to as a “Corporate Event”). In addition, subject to the exception set forth in the second sentence of Section 14.4, the number and kind of shares for which Awards are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event. Any such adjustment in outstanding Options or Stock Appreciation Rights shall not increase the aggregate Exercise Price or Grant Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or Stock Appreciation Right, as applicable, and the adjustment shall comply with the requirements under Section 409A of the Code. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall proportionately adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the Exercise Price per share of outstanding Options and the Grant Price of outstanding Stock Appreciation Rights to reflect such distribution. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.1, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.
14.2	Change of Control.
(a)
Effect of a Change of Control. Notwithstanding any provisions of this Plan to the contrary, the Committee may, in its sole discretion, provide at the time of Award, or pursuant to any other arrangement or agreement at any time with the consent of the Participant, for different treatment to apply to an outstanding Award at any time prior to, coincident with or after the time of a Change of Control. Unless otherwise provided by the Committee in an Award or other agreement, the following subsection 14.2(b) shall apply to outstanding Awards granted after the Effective Date.

(b)
Continuation, Assumption or Substitution of Awards. In the event of a Change of Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent equity awards for the Acquiror’s stock. Subject to Section 14.2(a), if an Award is continued, assumed or substituted by the Acquiror and within 24 months after the consummation of a Change of Control (i) the Participant’s service is terminated by the Acquiror (or its affiliate) without Cause or (ii) the Participant resigns for Good Reason, the following shall apply: (1) any and all Options and SARs shall become immediately exercisable as of the termination or resignation; and (2) any restrictions imposed on Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based and Other Stock-Based Awards shall lapse and the Award shall be paid in cash or stock as provided in the Award Agreement, except as required for compliance with the requirements of Section 409A of the Code. For the avoidance of doubt, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control, Options and Stock Appreciation Rights outstanding as of the date of the Change of Control shall be cancelled and terminated without payment if the Fair Market Value of one share as of the date of the Change of Control is less than the Exercise Price or Grant Price, as applicable.

(c)
Section 409A and Change of Control. If an Award subject to Section 14.2(b) is exempt from the requirements of Section 409A of the Code, it shall be paid within 30 days following the termination or resignation. If an Award is subject to the requirements of Section 409A, then it shall be paid within the 30-day period following the six month anniversary of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) if made to a “specified employee” under Section 409A and such delay is necessary to avoid the imposition of taxes thereunder. If a Participant’s termination or resignation is not a “separation from service” or the payment event is not a Section 409A distribution event, subject to the requirements of Section 409A of the Code, the Award shall be paid as of the earlier of the time specified in the Award Agreement or one day after the six month anniversary of the date the Participant has a separation from service following the Change of Control.
14.3
Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs. Subject to the exception set forth in the second sentence of Section 14.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Award theretofore made pursuant to the Plan shall pertain to and apply solely to the securities to which a holder of the number of securities subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, and, in the case of Options and Stock Appreciation Rights, with a corresponding proportionate adjustment of the Exercise Price or Grant Price per share so that the aggregate Exercise Price or Grant Price thereafter shall be the same as the aggregate Exercise Price or Grant Price of the shares of Stock remaining subject to the Option or Stock Appreciation Right immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing any other Award, any restrictions applicable to such Award shall apply as well to any replacement shares of Stock received by the Participant as a result of the reorganization, merger or consolidation. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.3, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

14.4
Adjustment. Adjustments under Section 14 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Committee may provide in the Award Agreements at the time of Award, or pursuant to any other arrangement or agreement at any time with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 14.1, 14.2 and 14.3. Notwithstanding the foregoing, any different provisions or changes to provisions contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

14.5
No Limitations on the Company. The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

15.	REQUIREMENTS OF LAW
15.1
General. The Company shall not be required to issue or sell any shares of Stock under any Award if the issuance or sale of such shares would constitute a violation by the Participant, any other individual exercising an Option or Stock Appreciation Right, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Participant or any other individual exercising an Option or Stock Appreciation Right pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to issue or sell such shares of Stock unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance or sale of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
15.2
Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.	GENERAL PROVISIONS
16.1
Disclaimer of Rights. No provision in the Plan, in any Award or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

16.2
Nontransferability of Awards. Except as provided in Sections 6.6, 6.7, and 7.6 or otherwise at the time of grant or thereafter, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except pursuant to a domestic relations order in settlement of marital property rights. In the event of a Participant’s death, a Participant’s rights and interests in Awards shall only be transferable by will or the laws of descent and distribution to the extent provided under this Plan, and payment of any amounts due thereunder shall be made to, and exercise of any Option or Stock Appreciation Right may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is unable to care for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

16.3
Changes in Accounting or Tax Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to any Award shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

16.4	Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable.
16.5	Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
16.6	Other Award Agreement Provisions. Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
16.7
Other Employee Benefits. The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of Shares received upon such exercise, the vesting of any Restricted Stock, receipt of Performance Shares, distributions with respect to Restricted Stock Units or Performance Units, or Other Stock-Based Awards shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee are determined, including without limitation, benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan, except as may be specifically be provided otherwise under the terms of such other employee benefit plan or program.

16.8
Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.9
Governing Law. The validity and construction of this Plan and the Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the Award Agreements to the substantive laws of any other jurisdiction.

16.10
Section 409A. Notwithstanding anything in this Plan to the contrary, the Plan and Awards made under the Plan are intended to comply with the requirements imposed by Section 409A of the Code. If any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Award will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award. The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a “separation of service” (as defined under Section 409A of the Code), such payment shall not occur until the date that is six months plus one day from the date of such “separation from service” to the extent necessary in order to avoid the imposition of taxes under Section 409A. Any amount that is otherwise payable within the six (6) month period described herein will be aggregated and paid in a lump sum amount without interest.

16.11
Recoupment of Awards. Notwithstanding any other provision of this Plan to the contrary, any award granted or amount payable or paid under this Plan shall be subject to the terms of any compensation recoupment policy then applicable, if any, of the Company, to the extent the policy applies to such award or amount. By accepting an award or the payment of any amount under the Plan, each Participant agrees and consents to the Company’s application, implementation and enforcement of (a) any such policy and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation and expressly agrees that the Company may take such actions as are permitted under the policy or applicable law without further consent or action being required by such Participant. To the extent that the terms of this Plan and the policy or applicable law conflict, then the terms of the policy or applicable law shall prevail.
16.12
Repricing. Notwithstanding any other provision of the Plan, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right that (a) reduces the Exercise Price or Grant Price, either by lowering the Exercise Price or Grant Price or by canceling the outstanding Option or Stock Appreciation Right and granting a replacement Option or Stock Appreciation Right with a lower Exercise Price or Grant Price or by cancellation for cash or another Award if the Exercise Price or Grant Price is higher than the current Fair Market Value, or (b) would be treated as a repricing under the rules of the exchange upon which shares of Stock of the Company trade, without the approval of the stockholders of the Company; provided, however, that appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 14.

17.	AMENDMENT, MODIFICATION AND TERMINATION
17.1
Amendment, Modification, and Termination. Subject to Sections 3.2, 16.10 and 17.2, the Board may at any time terminate, and from time to time may amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the stockholders of the Company if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

17.2
Awards Previously Granted. Except as otherwise may be required under Section 16.10, notwithstanding Section 17.1 to the contrary, no amendment, modification or termination of the Plan or any Award Agreement shall adversely affect in any material way any previously granted Award, without the written consent of the Participant holding such Award.

18.	STOCKHOLDER APPROVAL; EFFECTIVE DATE OF PLAN
The Plan was originally adopted on April 20, 2008, and was previously amended and restated effective as of May 29, 2012, May 24, 2016, May 31, 2017 and May 22, 2019. The most recent amendment and restatement of the Plan was approved by the Board of Directors of the Company on April 4, 2022, subject to the approval of the Company’s stockholders; provided, however, in no event may an Incentive Stock Option be granted more than ten years after the earlier of (i) the date of the adoption of the Plan by the Board of Directors or (ii) the Effective Date.
19.	DURATION
Unless sooner terminated by the Board, this Plan shall terminate automatically on May 19, 2032. After the Plan terminates, no Awards may be granted. Awards outstanding at the time the Plan terminates shall remain outstanding in accordance with the terms and conditions of the Plan and the Award Agreement.

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The Board of Directors recommends you vote FOR the following:

1. Election of Class II Directors

Nominees	**For**	**Against**	**Abstain**
1a. Mary E. McBride	▢	▢	▢
1b. Barth E. Whitham	▢	▢	▢

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com

INTREPID POTASH, INC.
Annual Meeting of Shareholders
May 19, 2022 10:00 AM (MDT)
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Kyle R. Smith and Matthew D. Preston or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INTREPID POTASH, INC. that the stockholder(s) is/are entitled to vote at the 2022 Annual Meeting of Stockholders to be held on May 19, 2022 at 10:00 a.m., Mountain Time, via live webcast at www.virtualshareholdermeeting.com/IPI2022 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000550707_2 R1.0.0.24